UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Installed Building Products, Inc.

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INSTALLED BUILDING PRODUCTS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2022

To Our Stockholders

Installed Building Products, Inc. (“IBP” or the “company”) achieved another strong year of financial growth during one of the most challenging material and labor environments our industry has ever experienced. With great success comes great responsibility, and our Board is proud to amplify diverse perspectives within strong governance practices, which are building the future and continuing our legacy of value creation.

RETURNING CAPITAL TO STOCKHOLDERS

The Board oversaw a substantial change to our capital allocation framework in February 2021. Motivated to put excess cash to work, reward stockholders throughout the housing construction cycle, and open IBP shares up to a new investor base, the Board approved IBP’s first cash dividend program. We paid four quarterly dividends of $0.30 per share in 2021 and we finished the year with over $330 million in cash and cash equivalents on our balance sheet, all while successfully completing 12 acquisitions and continuing to grow organically.

ENVIRONMENTAL STEWARDSHIP

In October 2021, we formalized our commitment to create a sustainable future for our stakeholders in our inaugural Environment, Social, and Governance (“ESG”) report and, in March 2022, we promoted Jason Niswonger to Chief Administrative and Sustainability Officer. This newly created position is responsible for ESG oversight, reports directly to Jeff Edwards and will work closely with our Nominating and Corporate Governance Committee and our full Board of Directors on ESG matters. We believe that the most important ESG business practices and policies should be disclosed publicly and we continue to devote resources towards furthering our evolution as an efficient and increasingly conscientious company, leading by example.

We continue to be increasingly responsible with energy and material usage. Insulation’s impact on energy conservation and the reduction of greenhouse gas emissions varies by climate zone, but can reduce energy costs and CO2 emissions by more than 40% in a residential home. Insulation is the most effective way to prevent energy waste in most homes and commercial structures.

As a leading insulation installation company, we are at the center of the energy conservation dialogue and continually look at new ways to promote sustainability. Our ESG report represents the beginning of our ESG journey and we expect its current and future content to continue to spawn interest and constructive feedback from you and the global investment community.

SAFETY AND SECURITY IS A HIGH PRIORITY

The events over the past two years have been challenging to our communities, employees, and customers, making our decisions around ESG even more consequential. We have remained focused on providing the highest level of service, while maintaining a safe workplace, lifting up our communities, and laying the groundwork for a brighter, more sustainable future together.

Our year-round training initiative, SafetyWanted365, reflects our commitment to providing a safe work environment for our employees. We focus our training on topics such as respiratory protection, personal protection equipment, fall protection, ladder safety, electrical safety, heart stress prevention, stretching, and driver safety. While employee safety has been of the highest priority to IBP, we strive for continued improvement and reduction in overall occurrence of job site injuries. In 2021, we promoted Brittany Bainum to Director of Safety to lead the next steps in the evolution of our safety programs and initiatives.

Our safety-first culture allowed our business to manage the continued impacts of the COVID-19 pandemic. Within our facilities and on the job sites, we were able to adapt and adhere to additional safety protocols and social distancing requirements. IBP employees exhibited resourcefulness, resilience, and teamwork during an incredibly difficult and uncertain time.

Our commitment to our employees goes well beyond their physical safety. Since its inception in March 2019, the Installed Building Products Foundation has committed $1.5 million in scholarships to benefit employees and family members in their educational endeavors. We have granted over $162,000 to help employees overcome difficult financial situations and empowered others, through our financial wellness program, to independently reach financial goals. Additionally, approximately $3.0 million in grants have been announced to support nonprofits dedicated to building or renovating homes for those in need. Investing in the future of our employees and communities is a priority for IBP.

DIVERSE BOARD WITH HIGH GOVERNANCE STANDARDS

IBP’s highly experienced Board of Directors applies a rigorous governance standard. The broad and diverse skills of our Board members range from extensive knowledge of the insulation industry, manufacturing, technology, and building materials to law, finance, nonprofits, and more. The expertise of our Board enables us to provide unique insights and make valuable contributions for IBP’s strategic planning and continued growth and value creation. We are proud to have built a Board that is exemplary of diversity in action with 50% of our Board representing gender, racial, ethnic, and orientation diversity. IBP’s Board is highly engaged and committed to responsible oversight.

ENHANCING OUR DIVERSITY, EQUITY, AND INCLUSION (“DEI”) EFFORTS

In 2020, IBP began a DEI initiative, engaging a third-party consultant to assist in completing a baseline organizational assessment to provide the framework for addressing diversity within the company. We established an internal DEI Committee, led by Jason Lawson, our Vice President of Human Resources, and with oversight from the Compensation Committee. The DEI Committee focuses on the unique needs at each level of the organization and is developing strategic plans, facilitating initiatives, and driving education throughout the company.

WE APPRECIATE YOUR SUPPORT AND FEEDBACK

We thank you for your continued support, trust, and investment in Installed Building Products. IBP is a company that values and is committed to strong corporate governance and corporate responsibility.

We encourage you to read the accompanying Proxy Statement carefully and attend our Virtual Annual Meeting on May 26, 2022. Please vote your shares as soon as possible, whether or not you are planning to attend the Annual Meeting. You may vote by telephone or Internet, or by signing, dating and returning the proxy card in the repaid envelope provided if you requested printed proxy materials.

Margot L. Carter

Presiding Independent Director

IBP 2022 Proxy Statement	Presiding Independent Director Letter

Notice of Annual Meeting of Stockholders

The 2022 Annual Meeting of Stockholders (“Annual Meeting”) of Installed Building Products, Inc. (“we,” “us,” “our” or the “Company”) will be held on Thursday, May 26, 2022 at 10:00 a.m. Eastern Time in a virtual format.

Items of Business.

1.	Election of Jeffrey W. Edwards, Lawrence A. Hilsheimer and Janet E. Jackson as directors to serve for three-year terms;

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022;

3.	Approval, on an advisory basis, of the compensation of our named executive officers; and

4.	Transaction of any other business that may properly come before the meeting or any adjournment thereof.

Record and Mailing Dates. The close of business on March 31, 2022 is the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting. On or about April 14, 2022, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record on the record date. The notice contains instructions on obtaining internet access to our Proxy Statement and our Annual Report, including our Annual Report on Form 10-K for the 2021 fiscal year. The notice also has instructions on requesting a paper copy of the proxy materials. We are making our proxy materials available to our stockholders electronically instead of mailing a full set of proxy materials. This process allows us to provide you with the information you need in a timely manner, while reducing our impact on the environment and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, please vote as early as possible. For more detailed information on voting and other information about the Annual Meeting, see “Frequently Asked Questions” beginning on page 76.

Notice of Annual Meeting of Stockholders	IBP 2022 Proxy Statement

i | IBP 2022 Proxy Statement	Table of Contents

PROXY SUMMARY

This Proxy Summary provides an overview of our business and highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, so please read the entire Proxy Statement carefully before voting.

Proposals to be Voted

Proposals		Required Vote	Board Recommendation	Page Reference

1.	Election of Jeffrey W. Edwards, Lawrence A. Hilsheimer and Janet E. Jackson as directors to serve for three-year terms	Majority of the votes cast at the Annual Meeting	FOR each nominee	7

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote	FOR	32

3.	Approval, on an advisory basis, of the compensation of our named executive officers (“NEOs”)	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote	FOR	35

Business Overview

Our primary business is the installation of insulation materials for builders in the residential new construction, repair and remodel and commercial construction end markets. We also install a diversified range of other building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors. We offer services from our network of over 210 branch locations serving all 48 continental states and the District of Columbia. We manage all aspects of the installation process for our customers, from our direct purchase and receipt of materials from national manufacturers to our timely supply of materials to job sites and quality installation. We strive to deliver quality installation with a commitment to safety, social responsibility and total customer satisfaction.

Proxy Summary	IBP 2022 Proxy Statement | 1

Our Business Strategy

We are continually focused on diversifying our product and service offerings, customer base, end markets and geographies.

Geographic	Product

• Accretive acquisitions in primary residential end market

• Lead market entrance with insulation installers

• Open new branches in large commercial end market

• Acquire installers in new commercial markets

• Continue to leverage our multi-family sales growth in existing IBP branches

• Pursue tuck-in acquisitions of complementary products in existing IBP markets

• Organically introduce our product offerings in existing markets

• Pursue new product categories in large commercial end market

2021 Highlights

Financial and Operational Highlights

Our record 2021 financial and operating results reflect the continued success of our key business strategies. We have successfully enhanced our business platform through continued diversification of our products and services; expansion of our geographic footprint into strong housing markets, deepening our relationships with residential and commercial builders nationwide; and expansion of our mix of end markets.

Financial highlights for the year ended December 31, 2021 ($ in millions):

See “Additional Information – Use of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

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Our product diversification strategy includes acquisitions of companies offering complementary products in our existing markets, introduction of new product offerings in existing markets and pursuit of new product categories in commercial markets. Revenue from insulation services represented approximately 74% of total revenues in 2013 compared to 64% in 2021, demonstrating our continued success in revenue growth from product diversification.

Our end market expansion strategy includes acquisitions in residential markets and new commercial markets, opening new branches for the large commercial end market and leveraging our multi-family sales growth in existing branches.

Acquisitions

In the 1990s, we began an acquisition strategy with the goal of creating a national platform and have since grown, by our estimate, to become one of the nation’s largest installers of insulation in the residential new construction market. Since 1999, we have successfully completed and integrated over 180 acquisitions. We continue to prioritize profitable growth through our proven strategy of acquiring well-run installers of insulation and complementary building products. In 2021, we successfully acquired and integrated 12 companies representing approximately $211 million in annual revenues, more than doubling our $100 million revenue target.

Proxy Summary	IBP 2022 Proxy Statement | 3

Corporate Responsibility

Our Board of Directors and management team recognize the importance of our environmental and social responsibilities and their impact on our stockholders, our customers, our employees and our communities. Good corporate citizenship is important to us and we are committed to promoting a culture of doing what is right and investing in the communities where we live and work. We integrate corporate responsibility every day through making buildings energy efficient, providing for the health, safety and welfare of our employees, advocating volunteerism and empowering philanthropy.

OUR ENVIRONMENT

• Named Jason R. Niswonger as our Chief Administrative and Sustainability Officer

• Released inaugural Environmental, Social and Governance Report (“Sustainability Report”)

• Transitioned a substantial portion of our electricity needs to a carbon free source

• Entered into a national waste management program to increase recycling at our branches

OUR PEOPLE

• Training to ensure opportunity for minority representation in management and sales positions and gender pay equality

• Assessing suppliers to source products and services from minority and women owned businesses

• Building a pipeline for diversity in applicant pools

• Holding employee focus groups to understand diversity needs and perceptions

• Broadcasting Positive Production Program videos to educate and encourage inclusion

• Offering English and Spanish as a Second Language classes to remove communication hurdles

OUR COMMUNITY

• Foundation grants since inception (dollar amounts are approximate):

✓   Scholarships - $1.5 million

✓   Charitable Giving Match - $24,800

✓   Employee Financial Assistance - $162,000

✓   Major Grants Program - $3.0 million

• Corporate giving multi-year commitments exceeding $1.8 million: Gary Sinese Foundation, Mid-Ohio Food Collective, YWCA of Central Ohio, Boys and Girls Club of Central Ohio, St. Mary’s Scholarship Endowment and The Columbus Promise

4 | IBP 2022 Proxy Statement	Proxy Summary

Board of Directors Diversity and Skills

Our Board is expected to represent a broad diversity of geographic, age, gender, racial and ethnic backgrounds and experience. Our goal is to ensure that the Board is comprised of individuals whose backgrounds, skills and expertise, when taken together, provide the Board with the range of skills and expertise necessary to oversee the Company’s strategy, operations and management. One half of our directors are diverse individuals.

Independence	Committees Chaired by Women
63% of directors are independent	67% of Board Committees are chaired by women

Industry Knowledge	Financial Skills	Experience
• Housing • Construction	• Public Company Financial Reporting • Capital Structure Experience • M&A Transactions • Risk Management

•  Public Board

•  Audit Committee

•  Compensation Committee

•  Corporate Governance / Nominating Committee

•  Executive Leadership

•  Strategic / Operational

•  Human Capital Management

•  IT / Technology / Cybersecurity

•  Environmental, Social and Governance (“ESG”)

Proxy Summary	IBP 2022 Proxy Statement | 5

2021 Executive Compensation at a Glance

Name	Base Salary ($)	Performance- Based Cash Award Earned ($)	Performance- Based Restricted Stock Award at Grant Date Fair Value ($)	Total ($)
Jeffrey W. Edwards	750,000	878,514	2,703,051	4,331,565
Michael T. Miller	375,000	342,717	931,559	1,649,276
Jay P. Elliott	440,000	429,603	1,003,948	1,873,551
W. Jeffrey Hire	375,000	125,502	144,778	645,280
Jason R. Niswonger	355,000	125,502	144,778	625,280

Key Compensation Practices for Executives

WHAT WE DO

•  Pay for Performance of a substantial percentage of compensation on achievement of objective pre-established performance metrics

•  Balanced Compensation Mix of salary, performance-based cash bonuses and performance-based restricted stock awards

•  Multi-year Vesting of Equity Awards over a two-year period after the performance target is met

•  Limited Perquisites that are not available to other salaried employees

•  Competitive Pay targeted near the median of our peer group

•  Robust Clawback Policy allowing recovery of incentive and other compensation under specified circumstances

•  Meaningful Equity Ownership Requirements in a multiple of base salary

•  Annual Say-on-Pay Vote on executive compensation

WHAT WE DON’T DO

•   NO Tax Gross-Ups for perquisites or excise taxes

•   NO Pension Plans or other retirement benefits that are not available to other employees

•   NO Hedging or other monetization transactions involving Company securities

•   NO Short Sales or other speculative transactions in Company securities

•   NO Option Repricing of underwater stock options without stockholder approval

•   NO Single Trigger accelerated vesting of incentive awards upon a change in control

•   NO Pledging our common stock as collateral or in a margin account

•   NO Employment Agreements other than our Chief Executive Officer

6 | IBP 2022 Proxy Statement	Proxy Summary

PROPOSAL 1 – ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated and is submitting to a vote of our stockholders a proposal to elect Jeffrey W. Edwards, Lawrence A. Hilsheimer and Janet E. Jackson as Class III directors to serve for three-year terms. Each nominee’s term runs until the 2025 Annual Meeting of Stockholders.

In considering each nominee, the Nominating and Corporate Governance Committee and the Board evaluated the background, experience, qualifications, attributes and skills of each nominee, as well as the years of experience the nominees have had working together on the Board and the knowledge of the Company they have developed as a result of such service. The Nominating and Corporate Governance Committee and the Board also considered each nominee’s contributions to the Board and role in the operation of the Board as a whole. See “Information Regarding the Director Nominees and Directors Continuing in Office,” and “Director Qualification and Board Diversity.”

Director nominees are expected to demonstrate leadership and to possess outstanding integrity, values and judgment. The Nominating and Corporate Governance Committee and the Board of Directors have determined that each of our nominees possesses the skills, experience and perspectives, collectively with other directors, to comprise a well-rounded, highly effective Board of Directors, and have determined that the nominees add to the overall diversity of the Board by bringing a wide range of experiences.

Each nominee currently serves on the Board and has accepted the nomination and agreed to serve if elected. If a nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the persons named as proxies will use their discretion to vote for the election of the remaining nominees and for the election of any substitute nominee nominated and recommended by the Board. Alternatively, the Board may reduce the number of directors constituting the full Board.

Overview of the Board of Directors

Our directors are divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III, with one class of directors elected annually for a three-year term. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Only one class of directors is elected at each annual meeting of stockholders, with the other classes of directors continuing to serve for the remainder of their respective terms.

Our Bylaws provide that the number of directors constituting the Board is fixed from time to time by a majority vote of the directors then in office. No decrease in the authorized number of directors will result in the removal of an incumbent director until that director’s term of office expires. Vacancies may be filled by the Board. Our Board of Directors has fixed the number of directors at eight.

Our eight directors are classified into the following three classes:

Class I	Class II	Class III

• Michael T. Miller • Vikas Verma	• Margot L. Carter • David R. Meuse • Michael H. Thomas	• Jeffrey W. Edwards • Lawrence A. Hilsheimer • Janet E. Jackson

Proposal 1 – Election of Directors	IBP 2022 Proxy Statement | 7

Director Qualifications and Board Diversity

Our Nominating and Corporate Governance Committee is responsible for annually reviewing the composition of the Board and assessing the appropriate skills and characteristics of our directors with a view toward ensuring that the Board is comprised of individuals whose particular backgrounds, skills and expertise, when taken together, provide the Board with the range of skills and expertise necessary to oversee the Company’s strategy, operations and management.

In evaluating the suitability of candidates for director positions, the Nominating and Corporate Governance Committee considers whether there are evolving needs on the Board that may require expertise in a particular field. The entirety of each candidate’s credentials is evaluated, with no specific eligibility requirements or minimum qualifications. The Nominating and Corporate Governance Committee considers numerous factors, including those set forth in the skills matrix below. The skills matrix helps the Nominating and Corporate Governance Committee determines whether a candidate or a Board member possesses one or more of the skill sets and attributes set forth in the matrix that may qualify him or her for service on the Board or a particular committee. Directors typically possess valuable skills and qualifications that are not reflected in the matrix.

The Nominating and Corporate Governance Committee also considers whether a director meets applicable criteria for independence and whether the individual will enhance the diversity of views and experiences available to the Board in its deliberations. If the nominee is a current director, the Nominating and Corporate Governance Committee takes into account the

8 | IBP 2022 Proxy Statement	Proposal 1 – Election of Directors

director’s individual contributions to the Board, the director’s ability to work collaboratively and the effectiveness of the Board as a whole. No specific weight is assigned to any particular factor and, depending on the current needs of the Board, some factors may weigh more or less heavily.

In addition to skills and expertise, the Nominating and Corporate Governance Committee also seeks geographic, age, gender and racial and ethnic diversity among members of the Board. While the Nominating and Corporate Governance Committee and the Board do not have a written diversity policy, the Board, as a group, is expected to represent a broad diversity of backgrounds and experience. The Nominating and Corporate Governance Committee and the Board believe that considering diversity is consistent with creating a Board that best serves the Company, its stockholders and its employees and their communities and is one of the many factors taken into account when considering Board membership. One half of our directors are diverse individuals. The Nominating and Corporate Governance Committee believes that the collective experience of our directors serves to make the Board balanced and well diversified.

Independence	Committees Chaired by Women
63% of directors are independent	67% of Board Committees are chaired by women

Director Skills, Experience and Background

The following biographical information regarding each director nominee and director continuing in office is as of April 14, 2022. In addition to age and tenure as a director, it includes information about each individual’s principal occupation, professional experience, educational background and certain other experience, attributes, qualifications and skills.

Proposal 1 – Election of Directors	IBP 2022 Proxy Statement | 9

Director Nominees

Class III Director – Term Expires in 2022

Jeffrey W. Edwards Age 58 Chairman since 1999

Occupation

Our President (since 2011), Chief Executive Officer (since 2004) and Chairman (since 1999)

Education

B.S. in Marketing, Miami University

Experience

•	Officer and strategist for several family-owned companies across a variety of industries, including multi-family and student housing development and management, industrial tool distribution, wholesale building supply, homebuilding, real estate development and real estate brokerage
•	Commercial real estate development throughout the U.S.

Other Board Service

•	Columbus Museum of Art
•	The Salvation Army, Emeritus Board Member
•	The Policy Advisory Board of Harvard University’s Joint Center for Housing Studies
•	The Columbus Foundation, governing committee
•	The Columbus Partnership
•	The Columbus Downtown Development Corporation

Qualifications

As an industry leader with over 30 years experience in the building products industry and in his roles as our CEO and Chairman, Mr. Edwards brings to the Board significant senior leadership, housing and construction industry knowledge, and strategic, operational and M&A experience. As founder of the Company, Mr. Edwards has direct knowledge and experience in the Company’s culture, business development, strategy and growth.

Class III Director – Term Expires in 2022

Lawrence A. Hilsheimer Age 64 Independent Director since 2014

Occupation

Executive Vice President and Chief Financial Officer, Greif, Inc., a publicly traded global leader in industrial packing products and services (2014–present)

Education

B.A. in Business Administration, Fisher College of Business, The Ohio State University and J.D., Capital University Law School

Experience

•	Executive Vice President and Chief Financial Officer, The Scotts Miracle-Gro Company, a publicly traded manufacturer of branded consumer lawn and garden products
•	Executive Vice President and Chief Financial Officer, Nationwide Mutual Insurance Company, a provider of property and casualty insurance and financial services, President and Chief Operating Officer of multiple business units, including Nationwide Direct and Customer Solutions and Nationwide Retirement Plans
•	Vice Chairman and Regional Managing Partner, Deloitte & Touche USA, LLP

Other Board Service

•	Root, Inc., the publicly traded parent of Root Insurance Company (October 2021-present), chair of audit committee, lead independent director
•	Root Insurance Company (2017-present), chair of audit committee (2017-January 2021)
•	Battelle for Kids (2012–2018), member of finance committee
•	The Ohio State University Board of Trustees, member of audit and compliance committee (2012–2018) and finance committee (2018–2019)

Qualifications

Mr. Hilsheimer’s broad business background and corporate finance and public accounting roles bring to the Board public company financial reporting, capital structure, public board service, executive leadership and technology and cybersecurity experience. Mr. Hilsheimer’s extensive experience as a chief financial officer with responsibility and accountability for corporate finance functions gives him valuable insight as the chair of the Board’s Audit Committee.

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Director Nominees (Continued)

Class III Director – Term Expires in 2022

Janet E. Jackson Age 69 Independent Director since 2014

Occupation

Former President and Chief Executive Officer, United Way of Central Ohio, a nonprofit organization and one of the largest United Way affiliates in the U.S. (2003–November 2017)

Education

B.A. in History, Wittenberg University and J.D., National Law Center at The George Washington University

Experience

•	Columbus City Attorney, Columbus, Ohio
•	Franklin County Municipal Court Judge
•	First woman and first African American to hold her position at United Way and to be elected as Columbus City Attorney, and the first African American female judge in Franklin County, Ohio

Other Board Service

•	Wittenberg University, member of governance and board affairs committee, advancement and alumni relations committee and finance and investments committee
•	City of Columbus Civilian Police Review Board, chair

Qualifications

Ms. Jackson’s significant leadership experience and extensive background in public service bring to the Board executive leadership, strategic and operational and human capital skills. The Board also benefits from Mr. Jackson’s legal background, judgment and input on community investment and engagement and diversity, equity and inclusion.

Continuing Directors

Class I Director – Term Expires in 2023

Michael T. Miller Age 57 Director since 2004

Occupation

Our Executive Vice President – Finance (since 2000) and Chief Financial Officer (since 2013)

Education

B.A. in Economics and German, Wake Forest University

Experience

•	Senior Vice President/Managing Director, Corporate Investment Banking, Huntington Capital Corp., a subsidiary of Huntington Bancshares, Inc., a regional bank holding company
•	Various positions with Deutsche Bank, Canadian Imperial Bank of Commerce and First Union National Bank, Charlotte, North Carolina

Other Board Service

•	BMC Stock Holdings, Inc. (2014-January 2021), a publicly traded leader in diversified building products, member of audit committee
•	Dana Kepner Company, LLC (February 2021-present), a distributor of waterworks infrastructure

Qualifications

As our Chief Financial Officer and our Executive Vice President of Finance for more than 20 years, Mr. Miller brings to the Board executive leadership and extensive housing and construction, strategic and operational, capital structure, risk management and M&A experience. His knowledge of financial markets and financing, in addition to his past service on the board and audit committee of a public diversified building products company contribute to the Board skills in public company financial reporting, internal controls and public board service.

Proposal 1 – Election of Directors	IBP 2022 Proxy Statement | 11

Continuing Directors

Class I Director – Term Expires in 2023

Vikas Verma Age 69 Director since 2017

Occupation

Our President of Commercial Development (since January 2019)

Education

B.A. in Engineering and Associate’s Degree in International Marketing and Marketing Management, University of Bombay

Experience

•	Founder and former Chief Executive Officer (1982–February 2020) and President (1982–2012) of our subsidiaries Trilok Industries, Inc., Alpha Insulation & Water Proofing Company and Alpha Insulation & Water Proofing, Inc. (the “Alpha companies”), installers of commercial waterproofing, insulation, fireproofing and fire stopping
•	President of Alamo Insulation Co., a residential insulation company
•	Advisory Board Positions at Owens Corning, Johns-Manville Corporation and Synovus (previously Charter Bank)

Other Board Service

•	Association of Minority Contractors
•	Cobb Boys & Girls Club of America

Qualifications

Mr. Verma’s more than 40 years of experience in the residential, commercial and specialty construction fields bring to the Board valuable insight into the housing and construction industry as well as executive leadership, strategic and operational and human capital management experience. His experience as the founder and chief executive officer of the Alpha companies provides the Board with a unique perspective on commercial construction.

Continuing Directors

Class II Director – Term Expires in 2024

Margot L. Carter Age 54 Independent Director since 2014 Presiding Independent Director since 2015

Occupation

President and Founder, Living Mountain Capital L.L.C., a business advisory consulting firm (1998–present)

Education

B.A. in Economics and History, Binghamton University and J.D., Fordham University School of Law

Experience

•	Executive Vice President, Chief Legal Officer and Secretary, RealPage, Inc., a leading global software and data analytics company for the real estate industry
•	Executive Vice President and General Counsel, The Princeton Review, Inc.
•	Executive Vice President, General Counsel and Managing Director, Soundview Technology Group, Inc.
•	Assistant General Counsel, Cantor Fitzgerald and eSpeed, Inc.

Other Board Service

•	Eagle Materials, Inc. (2017–present), a publicly traded leading provider of building materials, member of compensation and corporate governance and nominating committees. Served on audit committee 2017-2019.
•	North Texas Chapter of National Association of Corporate Directors (2016–present), vice chair (July 2021-present)

Qualifications

Ms. Carter’s experience in the technology, real estate and construction industries and her service as a director of a public company in the building materials industry bring to the Board knowledge of the housing and construction industries, corporate governance and technology and cybersecurity. Her experience as general counsel and service on board committees give her insight into the dynamics of a corporate board, risk oversight and human capital and environmental, social and governance issues.

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Continuing Directors

Class II Director – Term Expires in 2024

David R. Meuse Age 76 Independent Director since 2020

Occupation

Senior Advisor of Stonehenge Partners, Inc., a privately held provider of financial and advisory resources (2018–present)

Education

B.A. in Political Science and Philosophy, John Carroll University; attended Cleveland Marshall College of Law and Securities Industry Institute, Wharton School of Business

Experience

•	Principal of Stonehenge Partners, Inc. (1999-July 2018)
•	Chairman and Chief Executive Officer, Banc One Capital Holdings Corporation, a holding company for the investment banking, merchant banking, securities brokerage, investment advisory and insurance activities of Bank One Corporation
•	Chairman and Chief Executive Officer, Meuse, Rinker, Chapman, Endres & Brooks, a regional investment banking firm
•	Chairman of Diamond Hill Investment Group, Inc., a publicly traded company providing investment advisory and fund administration services

Other Board Service

•	State Auto Financial Corporation (2006-present), a publicly traded casualty insurance holding company engaged in writing personal and business insurance, lead director (May 2015-present) and member of audit, independent and investment and finance committees
•	Service on non-profit boards, including REV Ventures and The Columbus Foundation

Qualifications

Mr. Meuse’s more than 40 years experience in the investment banking, merchant banking, securities brokerage and private equity industries bring to the board expertise in financial markets, capital structure and M&A. Mr. Meuse’s executive leadership roles throughout his career and his public company board experience also provide the board with risk management, strategic and operational, and environmental, social and governance skillsets.

Class II Director – Term Expires in 2024

Michael H. Thomas Age 72 Independent Director since 2014

Occupation

Former partner, Stonehenge Partners, Inc., a private mezzanine and equity investment firm, where he provided counsel in investment origination, portfolio asset management and disposition of investments (1999–2014)

Education

B.A. in Business Administration, University of Notre Dame

Experience

•	Executive Vice President and Treasurer, JMAC, Inc., the holding and investment company of the McConnell family of Worthington, Ohio, where he directed investments in the financial services, publishing, health care, real estate and manufacturing sectors and was responsible for the McConnell family’s financial, estate and income tax planning
•	Manager of Ernst & Young LLP Columbus, Ohio tax practice

Other Board Service

•	Served as a director of the Company’s predecessor from 2004 to 2011

Qualifications

Mr. Thomas’ significant business and investment experience brings to the Board executive leadership, capital structure, M&A, risk management and human capital skills. His longstanding service as a board member of the Company’s predecessor gives him a broad perspective of the housing industry and the Company’s culture and business strategies.

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Required Vote and Recommendation of the Board

The affirmative vote of a majority of the total votes cast at the Annual Meeting is required to approve the election of each nominee as a director, which means that the number of shares voted “FOR” a nominee must exceed the number of votes cast “AGAINST” the nominee. “ABSTAIN” votes and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST.”

Our Amended and Restated Bylaws provide that any incumbent director who fails to receive a majority of votes cast in an uncontested election is required to promptly tender his or her resignation to the Board, which will become effective only upon its acceptance by the Board. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation, and the Board will act upon such resignation and publicly disclose its decision within 90 days from the date of the certification of the election results.

Unless otherwise instructed, the persons named as proxies will vote “FOR” each nominee.

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CORPORATE GOVERNANCE

Board Structure and Responsibilities

Our business strategy, operations and management are overseen by our Board of Directors. Although the Board does not have responsibility for the day-to-day management of the Company’s operations, our directors are continuously engaged in providing oversight and independent business judgment on the issues most important to the Company. The Board’s responsibilities include oversight of:

•	Company performance and business strategies;

•	Compliance with legal and regulatory requirements;

•	Integrity of the Company’s financial statements;

•	Practices for identifying, managing and mitigating key enterprise risks, including cybersecurity;

•	Management’s performance and succession planning;

•	Executive and director compensation;

•	Human capital management, including employee retention, safety, welfare and diversity, equity and inclusion (“DEI”); and

•	Corporate governance matters, including ESG.

Our corporate governance practices continue to evolve in response to changing regulatory and governance requirements and best practices. A summary of our governance practices and policies include the following:

Independent Board	67% of our directors are independent.

Independent Board committees	Board committees consist solely of independent directors, which operate under written charters approved by the Board.

Active Board oversight	Board and committee oversight of our business strategy, enterprise risk management and cybersecurity, DEI and ESG initiatives.

Presiding Independent Director	We have a Presiding Independent Director with duties set forth in our Corporate Governance Guidelines, including leading regular executive sessions of the Board, where independent directors meet without management present.

Annual Board and committee self-assessment	The Board conducts an annual self-assessment of both the Board and its committees to assess the functioning and effectiveness of the Board, the committees and the directors.

Stockholder engagement	We regularly engage with our stockholders to better understand their perspectives.

Code of Business Conduct and Ethics	Our Code of Business Conduct and Ethics applies to all directors, officers and employees, and reinforces our culture of ethical conduct and accountability.

Clawback policy	We maintain a clawback policy applicable to our executive officers, which provides for the recoupment of incentive and other compensation in the event of a financial restatement under specified circumstances.

Equity ownership requirements	Each executive officer is required to hold our stock with a value equal to a multiple of his salary, and each non-employee director is required to hold our common stock having a fair market value equal to at least the greater of $210,000 or three times annual cash retainer (excluding committee and Presiding Independent Director retainers).

Prohibition on hedging and pledging	Our officers, directors and designated significant employees are prohibited from entering into hedging and pledging transactions involving Company stock.

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Board Leadership Structure

Mr. Edwards serves as our President, Chief Executive Officer and Chairman. The Board regularly evaluates our governance structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman and Chief Executive Officer. This approach allows the Board flexibility to exercise its business judgment in determining the most appropriate leadership structure in light of the prevailing facts and circumstances, including the composition and tenure of the Board, the tenure of the Chief Executive Officer, the strength of the Company’s management team, the Company’s recent financial performance, the Company’s strategic plan and the industry environment, among other factors. The positions of Chairman and Chief Executive Officer have historically been combined at our Company.

We believe that a combined Chairman and Chief Executive Officer role helps provide strong and consistent leadership for our management team and Board of Directors. In reviewing our leadership structure, the Board has considered that Mr. Edwards:

•	has over 30 years of experience in our industry;

•	demonstrates the leadership and vision necessary to lead the Board and the Company in challenging industry environments;

•	exercises exceptional leadership that has generated strong operational performance;

•	has demonstrated a commitment to advancing a culture of corporate responsibility;

•	is viewed by our customers, stockholders, suppliers and business partners as a leader in our industry; and

•	has a strong working relationship with the Board.

Based on the demonstrated success of our structure, both in terms of the functioning of the Board and the growth and performance of the Company, and the continued benefits of retaining Mr. Edwards’ strategic perspective in the position of Chairman, the Board believes that having a combined position is the appropriate leadership structure for the Company at this time.

To support our leadership structure, we have established a Presiding Independent Director position. Our Presiding Independent Director is elected annually by the independent directors. Ms. Carter, a director since 2014, currently serves as our Presiding Independent Director. Ms. Carter works with management to determine information to be provided to the Board, provides input on agenda items for Board and committee meetings, chairs regular executive sessions of the independent directors and serves as a liaison between management and the Board, as well as among independent directors. She regularly attends the meetings of all Board committees.

The Board believes that having a combined Chief Executive Officer and Chairman position, together with a Presiding Independent Director and a Board comprised of two-thirds of independent directors, provides the best leadership structure for our Company at the present time. The Board recognizes that no leadership model is appropriate for all companies at all times and will continue to evaluate our leadership structure to choose the appropriate structure that it believes is in the best interest of our stockholders.

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Role of the Board in Risk Oversight

The Board is responsible for oversight of the Company’s enterprise risk management, which it fulfills both directly and through its standing committees pursuant to their charters. See “Board Committees and Risk Oversight.” Risk assessment and oversight are an integral part of our corporate governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into both our overall corporate strategy and our day-to-day business operations.

It is management’s responsibility to identify material operational, strategic and financial risks facing the Company, to evaluate and prioritize these risks, and to develop plans to monitor, manage and mitigate the risks. It is the Board’s responsibility to oversee our risk management processes and to ensure that management is taking appropriate action to manage material risks. The Board also has responsibility for oversight of leadership succession for our most senior executives, including the Chief Executive Officer, and reviews succession plans on an annual basis.

Management regularly discusses strategic and operational risks, including through regular meetings of the operations committee, SOX steering committee, information security committee and enterprise risk safety committee. In addition, our risk assessment practices, including auditing procedures, internal controls over financial reporting, whistleblower program and other compliance policies and programs, are designed to inform management about our material risks. Throughout the year, management reviews these risks with the Board and its committees as part of presentations that focus on particular business functions, operations or strategies. At the meetings, management advises the Board concerning major risk exposure and the steps taken to monitor, mitigate or eliminate material risks.

We have established policies and procedures designed to identify and protect against misappropriation, infiltration and corruption of our information technology systems and data. Our information security committee is responsible for developing and monitoring our cybersecurity risk management program. The committee, which is co-chaired by our Director of Internal Audit and our Chief Information Officer and which includes members of our executive team, identifies and evaluates cybersecurity risks and works to ensure that appropriate controls and protections are designed and implemented.

Pursuant to its charter, the Audit Committee has responsibility for oversight of the Company’s cybersecurity risk management program. Our Director of Internal Audit and our Chief Information Officer report to the Audit Committee at each quarterly meeting. As part of these presentations, the results of our information security assessments are presented and discussed, together with any corrective action that may be needed.

We follow an internal Incident Response, Reporting and Management Policy for awareness and mitigation of potential information security incidents. We have experienced no material information security breaches in the last three years, and have not incurred significant expenses in connection with addressing information security breaches, nor have we incurred any penalties or settlements related to a breach. We carry cybersecurity insurance to help mitigate any financial exposure and notification costs.

Board Committees and Risk Oversight

The Board currently has three standing committees: Audit, Compensation, and Nominating and Corporate Governance. The Board has delegated certain risk management oversight to its committees in their areas of responsibility. The Board is kept informed of each committee’s risk oversight activities through reports to the Board presented at every regular Board meeting. The risk oversight functions described below do not represent a complete list of all enterprise risks that are considered and addressed from time to time by the Board and its committees.

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Audit Committee
Chair: Lawrence A. Hilsheimer Other Members: Margot L. Carter Michael H. Thomas Meetings in 2021: 4

The Audit Committee oversees our financial statement integrity and the quality and integrity of our accounting and financial reporting processes. Its responsibilities include:

•  selecting our independent registered public accounting firm and evaluating the firm’s qualifications, independence and performance;

•  overseeing the adequacy and effectiveness of our accounting and financial reporting processes, internal controls over financial reporting and financial statement audits, which includes reporting by internal and external auditors at every regular meeting;

☒    All members are independent under the Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) rules and are “financially literate” under NYSE rules

☒    Mr. Hilsheimer is an “audit committee financial expert” under SEC rules

•  overseeing operational and strategic risks related to the Company’s financial affairs and strategies for managing financial exposure;

•  overseeing complaints on accounting, internal accounting controls and auditing matters;

•  overseeing compliance with ethics, investment, derivatives and related-party transaction policies; and

•  overseeing cybersecurity and information technology risks, controls and procedures, including privacy and network security and risks affecting adequacy of internal controls, which includes reporting on cybersecurity at every meeting.

Compensation Committee
Chair: Janet E. Jackson Other Members: David R. Meuse Michael H. Thomas Meetings in 2021: 5

The Compensation Committee oversees the design and administration of our compensation plans, policies and programs, including our performance-based compensation programs for executive management and human capital management. Its responsibilities include:

•  determining the compensation and benefits of our executive officers;

•  approving annual incentive metrics and compensation targets of our executive officers and evaluating achievement of the targets;

•  administering our 2014 Omnibus Incentive Plan, including annual review of

☒ All members are independent under NYSE rules; “non-employee directors” under SEC rules; and “outside directors” under the Internal Revenue Code compliance with share ownership policies;

•  overseeing potential risks related to the design and administration of our compensation plans in order to promote appropriate incentives that do not encourage executive officers or employees to take unnecessary or excessive risk;

•  evaluating and recommending non-employee director compensation;

•  overseeing human capital management, including DEI, talent development initiatives, employee retention and employee compensation practices; and

•  overseeing the activities of the Company’s Foundation.

Compensation Committee Interlocks and Insider Participation

During 2021 (i) no officer, former officer or employee of the Company served as a member of our Compensation Committee, and (ii) none of our executive officers served as a member of the board of directors or the compensation committee of any entity whose executive officers served on our Board or Compensation Committee.

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Nominating and Corporate Governance Committee
Chair: Margot L. Carter Other Members: Lawrence A. Hilsheimer Janet E. Jackson Meetings in 2021: 4

The Nominating and Corporate Governance Committee oversees our corporate governance practices and processes and trends in ESG best practices. Its responsibilities include:

•  reviewing and establishing criteria for director candidates to ensure Board expertise and diversity;

•  recommending director nominees, considering experience, skills, industry knowledge, financial expertise, existing commitments, independence and the extent to which the candidate fills a present need on the Board;

•  recommending composition, size and leadership structure of the Board;

☒ All members are independent under NYSE rules

•  monitoring the structure and operation of Board committees and qualifications and criteria for membership;

•  overseeing the Board’s annual self-assessment;

•  assessing the adequacy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics Policy;

•  overseeing corporate responsibility programs relating to ESG matters not reserved to the Board or another committee, which includes reporting on ESG topics at every regular meeting; and

•  overseeing succession planning for senior executives.

Director Independence

Based upon information provided by each director concerning his or her background, education, employment, experience and affiliations, our Nominating and Corporate Governance Committee and Board of Directors have determined that Mmes. Carter and Jackson and Messrs. Hilsheimer, Meuse and Thomas have no material relationship with the Company or its subsidiaries, either directly or indirectly, that would interfere with the exercise of their independent judgment, and that each qualifies as an “independent director” as defined in the rules of the NYSE and the rules promulgated by the SEC.

When determining whether a director qualifies as independent, the Board broadly considers all relevant facts and circumstances to determine whether the director has any material relationship with the Company, either directly or indirectly, that would interfere with the exercise of independent judgment. In the course of determining the independence of Mr. Meuse, the Board considered that Mr. Meuse’s son is an employee of Blackrock, Inc., which holds more than 10% of our common stock. Based on the fact that Mr. Meuse’s son is not an executive officer, director or control person of Blackrock, Inc., the Board does not believe that this relationship impairs the independence of Mr. Meuse. Upon careful consideration, the Board of Directors has determined that our Board is comprised of a majority of independent directors, and that each Board committee is comprised entirely of independent directors. There are no family relationships among our executive officers and our directors.

In making its independence recommendations, the Nominating and Governance Committee evaluates the commercial, charitable and employment relationships that exist between the Company and the directors and entities with which they or members of their immediate families are affiliated (including charitable institutions to which we have given donations if the director is affiliated with such institutions). The Nominating and Governance Committee also considers other relevant facts and circumstances regarding the nature of these transactions and relationships to determine whether other factors, regardless of the independence standards, might compromise a director’s independence.

Annual Board and Committee Self-Assessments

Pursuant to NYSE requirements, our Corporate Governance Guidelines and the charters of each of the Board committees, the Board and each of its committees conduct an annual self-assessment. The self-assessment is intended to determine whether the Board and the committees are functioning effectively and to provide them with an opportunity to improve. The self-assessment enables directors to provide confidential feedback on topics including the effectiveness of Board oversight of management, business strategy and enterprise risk; Board and committee composition, structure, diversity, skills and function; Board and

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management culture; Board resources and processes; and the effectiveness of individual directors. A summary of the results is presented to the Nominating and Corporate Governance Committee, which is responsible for oversight of the process. The Nominating and Corporate Governance Committee reports the results of the self-assessments to the Board, which considers ways in which Board and committee effectiveness may be improved. This process helps identify opportunities to consider implementing new practices and procedures as appropriate. While the formal self-evaluation is conducted on an annual basis, the directors share perspectives, feedback and suggestions throughout the year.

Meetings of the Board and Director Attendance

The Board of Directors held seven meetings during 2021. Each director attended, in person or by telephone, at least 75% of the total number of meetings of both the Board and the committees on which he or she served during the year. Board members frequently attend meetings of committees on which they are not members. Board agendas are set in advance by management with the assistance of the Presiding Independent Director to ensure that appropriate subjects are covered. Any member of the Board may request that an item be included on the agenda. Directors are provided with materials in advance of meetings and are expected to review these materials before each meeting to ensure that time in Board and committee meetings is focused on active discussions versus lengthy presentations. Although we do not have a formal policy requiring Board members to attend annual meetings of our stockholders, our directors are expected to make every effort to attend. All of our directors attended the Annual Meeting of Stockholders in 2021.

Executive Sessions of the Board

The Board holds regularly scheduled executive sessions in which the independent directors meet without the presence of management. These meetings allow the independent directors to discuss the business and affairs of the Company, as well as matters concerning management, without any member of management present. Ms. Carter, as the Presiding Independent Director, chairs the meetings and acts as liaison among the independent directors and the other Board members and management. As part of the executive sessions, the independent directors may meet with our Chief Executive Officer, our management team members and representatives of our independent registered public accounting firm as they deem necessary or appropriate. The independent directors held four meetings in executive session during 2021.

Insider Trading Policy and Hedging and Pledging Prohibition

Our insider trading policy prohibits all directors, officers, employees and their family members from directly or indirectly purchasing or selling any security, whether the issuer of that security is our Company or another company, while aware of material non-public information relating to the issuer. The policy also prohibits providing any such material non-public information to any other person who may trade in the securities while aware of such information.

Our insider trading policy prohibits all directors, officers and employees from engaging in the following transactions in Company stock:

Speculating	Speculating in securities of the Company, including buying with the intention of quickly reselling the securities, or selling Company securities with the intention of quickly buying the securities.
Short Sales	Directly or indirectly selling any equity security of the Company if the person does not own the security, including a “sale against the box” (a sale with delayed delivery).
Hedging	Engaging in, directly or through family members or other persons or entities, any hedging or monetization transactions involving Company securities, including through the use of financial instruments such as puts, calls, publicly-traded options, swaps, forwards, warrants and any other derivative or similar instruments.

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The policy also prohibits our directors, officers and designated significant employees from engaging in the following transactions in Company stock:

Pledges and Margin Accounts	Pledging Company securities as collateral for a loan or holding Company securities as collateral in a margin account. Any person who engages in a hedging transaction involving Company securities, pledges Company securities as collateral for a loan or holds Company securities as collateral in a margin account is not eligible for election or re-election as a director.

Our Insider Trading Policy has procedures that require transactions in our stock by executive officers, directors and certain significant employees, and each of their family members and members of their households, only be made during open trading windows after satisfying mandatory pre-clearance requirements. None of our directors or executive officers has any shares of Company stock pledged as collateral for personal loans or other obligations.

Director Compensation

The Board of Directors annually reviews and determines the compensation of our non-employee directors, taking into account the recommendations of the Compensation Committee. In connection with this review, the Board and the Compensation Committee consider the compensation paid to the non-employee directors of our peer group (which is the same peer group used in reviewing the compensation of our executive officers) and current circumstances relating to our business. The Board believes that non-employee director compensation should be competitive to ensure that we attract and retain qualified non-employee directors and should include a combination of cash and equity-based compensation to align the long-term interests of our non-employee directors with those of our stockholders. The Board does not have a pre-established policy or target for allocation between cash and equity-based compensation and determines the mix of compensation based on what it believes is most appropriate under the circumstances. In 2020, the Compensation Committee engaged Meridian Compensation Partners, LLC, an independent executive compensation consulting firm (“Meridian”), to review our non-employee director compensation program and to conduct market comparisons similar to those performed for our executive officer compensation program. See “Our Executive Compensation Process – Role of Compensation Consultants” and “Peer Group Analysis.” The Compensation Committee evaluates director compensation primarily on the basis of peer group data, and intends to engage Meridian or a similar firm to review our director compensation program at least biannually.

2021 Elements of our Annual Non-Employee Director Compensation (Effective April 1, 2021)

Board retainer	$75,000

Compensation Committee chair retainer	$17,500

Nominating and Corporate Governance Committee chair retainer	$15,000

Audit Committee chair retainer	$20,000

Presiding Independent Director retainer	$20,000

Service on Audit Committee (non-chair)	$10,000

Service on Compensation Committee (non-chair)	$10,000

Service on Nominating and Corporate Governance Committee (non-chair)	$7,500

Grant of restricted stock (fair market value on grant date)	$100,000

Our 2014 Omnibus Incentive Plan provides that non-employee director compensation, including aggregate cash compensation and the grant date fair value of shares of the Company’s common stock, may not exceed $400,000 to any non-employee director in any fiscal year.

All directors are entitled to reimbursement for their reasonable expenses to attend Board meetings and meetings of committees on which they serve, but do not receive fees for meeting attendance. Directors who are employees of the Company receive no additional compensation for their service as directors. We maintain directors’ and officers’ liability insurance and have entered into indemnification agreements with each of our directors.

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Director Compensation Table

The following table presents the total compensation paid in 2021 (i) to each non-employee director and (ii) to Mr. Verma, who is an employee of the Company as well as a director, but who received no compensation for his Board service, as noted below. Directors’ fees are paid quarterly.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)

Margot L. Carter	105,000	100,000	-	205,000

Lawrence A. Hilsheimer	96,250	100,000	-	196,250

Janet E. Jackson	92,500	100,000	-	192,500

David R. Meuse	77,500	100,000	-	177,500

Michael H. Thomas	82,500	100,000	-	182,500

Vikas Verma(4)	-	159,247	409,000	568,247

(1)

The amounts in this column represent all earned retainers. Ms. Carter and Messrs. Hilsheimer and Thomas agreed in advance to waive $7,500, $10,000 and $4,000, respectively, in order to assist the Company in funding awards under our Foundation.

(2)

Represents an annual grant of restricted stock having a fair value of $100,000 on the grant date (May 27, 2021), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), based on the closing price of our common stock ($118.11) on the grant date. The restricted stock awards vest on the earlier to occur of (i) the one year anniversary of the grant date, (ii) immediately prior to the annual meeting of the Company’s stockholders occurring after the grant date, or (iii) the director’s death, subject in the cases of (i) and (ii) to the director’s continued service through the vesting date. See footnote (4) for a summary of Mr. Verma’s employee restricted stock award.

(3)	None of the directors held stock options as of December 31, 2021.

(4)

As an employee of the Company, Mr. Verma is paid no compensation for his Board service. The amount under the “Stock Awards” column represents a time-based employee restricted stock award having a fair value of $159,247 on the grant date (April 15, 2021) computed in accordance with FASB ASC Topic 718 based on the closing price of our common stock ($126.89) on the grant date. The restricted stock vests in three equal installments (rounded to the nearest whole share) on each of April 20, 2022, April 20, 2023 and April 20, 2024. The amount specified under the “All Other Compensation” column reflects the following compensation paid to Mr. Verma as an employee in 2021: (i) a salary of $400,000, a portion of which was deferred under our non-qualified deferred compensation plan and (ii)  other compensation consisting of Company-paid club dues of $9,000.

Director Stock Ownership Policy

Pursuant to our Stock Ownership Policy for Directors established by the Board and the Compensation Committee to align each director’s interests with the long-term interests of our stockholders, each non-employee director and each employee director who is not otherwise subject to the Company’s stock ownership policy for executive officers is required to beneficially own our common stock having a fair market value equal to at least the greater of $210,000 or three times the annual cash retainer paid to non-employee directors (excluding committee and Presiding Independent Director retainers). If a director chooses to meet this requirement by holding vested or unvested shares of common stock granted in connection with our director compensation program, the shares are valued at the greater of the closing price on the grant date or on the date on which ownership is to be measured. A director has five years from (a) the date of his or her first appointment or election, or (b) if later, the date of an increase in the amount of common stock required to be held to meet this requirement. If a director fails to meet the ownership requirement on a measurement date, the director is prohibited from selling any Company stock and 50% of any annual cash retainer (or, for an employee director, an equivalent amount from any annual cash bonus) will be paid in the form of stock in lieu

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of cash. All of our directors other than our executive officers (who are subject to a different policy) met the stock ownership requirement as of December 31, 2021.

Stockholder Engagement

We actively engage with our stockholders regarding our business strategy, market trends and conditions, and our financial performance. Throughout the year, members of our Investor Relations team and management meet with our stockholders to seek their input and feedback, to stay informed on their perspectives and to increase their understanding of our business and industry. Our stockholder engagement activities have produced valuable feedback that helps inform our decisions and our strategy, when appropriate.

During 2021, we participated in 17 sell-side events, hosted quarterly discussions with our largest stockholders, and participated in ESG conversations with numerous investors and potential investors. We engaged with holders representing approximately 45% of our shares, including 64% of our top 25 stockholders (excluding our Chief Executive Officer).

2021 Engagement Topics:
• Macro housing trends in the United States
• Our ESG initiatives and reporting
• Supporting our communities and people through our Foundation
• The importance of our primary product, insulation, in reducing greenhouse gas emissions of homes and other structures

Communication with Directors

Stockholders and other interested parties wishing to communicate with the Board of Directors or to any particular director, including the Presiding Independent Director, may do so by writing to the following address: c/o Corporate Secretary, Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215. The Board has directed the Corporate Secretary’s office to forward to the appropriate director(s) all correspondence, except for items unrelated to the functions of the Board, business solicitations and advertisements.

Stockholder Nominations of Director Candidates

In identifying potential candidates for Board membership, the Nominating and Corporate Governance Committee may rely on recommendations from directors, stockholders, management and others. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by stockholders and those recommended by other sources and evaluates candidates recommended by stockholders on a substantially similar basis as it considers other nominees.

Stockholders who wish to recommend or nominate a director candidate must comply with certain procedures. If you desire to nominate a director candidate for the 2023 Annual Meeting of Stockholders, you must comply with the procedures for nomination set forth in the section entitled “Stockholder Proposals for the 2023 Annual Meeting.” Stockholders may recommend a director candidate for consideration at any time by giving written notice of the recommendation to our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. The Nominating and Corporate Governance Committee may require additional information before considering the candidate. A written consent from the candidate consenting to serve as a director, if elected, must accompany the recommendation. These procedural requirements are intended to ensure that the Nominating and Corporate Governance Committee has sufficient time and a basis upon which to assess potential director candidates and are not intended to discourage or interfere with stockholder nominations.

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Corporate Governance Materials

The following corporate governance materials are published on our website at

http://investors.installedbuildingproducts.com/corporate-governance :

•	Audit Committee Charter
•	Amended and Restated Bylaws
•	Amended and Restated Certificate of Incorporation
•	Code of Business Conduct and Ethics
•	Compensation Committee Charter
•	Corporate Governance Guidelines
•	Disclosure Committee Charter
•	Insider Trading Policy – All Employees
•	Insider Trading Policy – Covered Persons
•	Nominating and Corporate Governance Committee Charter
•	Reg FD Policy
•	Related-Party Transactions Policy
•	Whistleblower Policy

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CORPORATE RESPONSIBILITY

Our Board of Directors and management team recognize the importance of ESG issues and their impact on our stockholders, our customers, our employees and our communities. Good corporate citizenship is important to us and we are committed to promoting a culture of doing what is right and investing in the communities where we live and work. We integrate corporate responsibility every day through making buildings energy efficient, providing for the health, safety and welfare of our employees, advocating volunteerism and empowering philanthropy.

As we move forward, we will continue to deepen our corporate responsibility efforts. As part of that effort, commencing March 2022, we named Jason R. Niswonger, one of our executive officers, as our Chief Administrative and Sustainability Officer. Mr. Niswonger is responsible for leading and coordinating our ESG initiatives. We also expanded our ESG efforts in 2021 by releasing our inaugural IBP Environmental, Social and Governance Report (“Sustainability Report”), which can be found on our website at https://installedbuildingproducts.com/sustainability/.

The Nominating and Corporate Governance Committee is responsible for the oversight of our ESG programs, except to the extent reserved to the full Board or another Board committee. The Compensation Committee oversees our Foundation activities and human capital matters, including DEI, talent development initiatives, employee retention and employee compensation practices.

Our Environment

We play a meaningful role in creating a sustainable future through our day-to-day business operations by installing products that promote energy efficiency. Insulation and air sealing play a critical role in reducing energy consumption and carbon emissions. According to the U.S. Energy Information Administration, residential and commercial buildings represent approximately 40% of all energy consumed in the United States. Over half of the energy used in the average American home is for heating and cooling. Inadequate insulation and air leakage are the leading causes of energy waste in most homes. According to the Alliance to Save Energy, energy efficiency is the single most effective strategy for reducing carbon emissions. Insulated homes reduce both energy consumption and greenhouse gas emissions. Our environmental policy may be found at https://installedbuildingproducts.com/environmental-policy/.

In addition to the contribution that our insulation and air barrier installations make to energy conservation throughout the United States, we are searching for ways to reduce our own carbon footprint. We have transitioned a substantial portion of our electricity needs to a carbon free source and entered into a national waste management program to increase recycling at our branches nationwide. Our future environmental goals may be found in our Sustainability Report.

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Fiberglass Insulation Installation Services. The most common type of insulation we install is fiberglass, which is comprised of up to 80% recycled material. A 2018 survey conducted by the North American Insulation Manufacturers Association (“NAIMA”) found that U.S. fiberglass manufacturers utilized 2.2. billion pounds of recycled glass in the production of fiberglass insulation. Our insulation and air barrier installation services provide the critical link between manufacturer inventory and builders and homeowners who desire to promote energy efficiency or meet increasingly stringent building codes. Our installation professionals receive extensive training through programs developed by NAIMA, including thermal performance, moisture prevention, air infiltration, ventilation and auditing for maximum energy efficiency, so that the latest techniques and technologies developed by manufacturers can be employed in the residential and commercial building industry.
Loosefill Insulation Installation Services. One type of fiberglass insulation we install is loosefill, or blown-in, insulation. We have a production facility in Shelbyville, Indiana that retrieves manufacturers’ waste fiberglass material that would otherwise be sent to a landfill and produces loosefill insulation suitable for blowing into attics. In 2021, we reclaimed 2.8 million pounds of scrap material that would otherwise have been placed in a landfill and insulated over 4.8 million square feet of space (to an R value of R30) using this recycled material.
Cellulose Insulation Manufacturing. Another product we install is cellulose insulation, which consists of at least 75% post-consumer recycled waste paper and cardboard, and is installed in the walls, ceilings and attics of new homes. We produced 40,223 tons of cellulose products in 2021 from our manufacturing plant located in Bucyrus, Ohio. In the manufacturing of our finished products, we processed approximately 41,487 tons of recycled wastepaper to make our finished products which might have otherwise decomposed in a landfill, releasing methane and carbon dioxide gases. The manufacturing process does not directly emit atmospheric gases or use water; however, it is a significant user of electricity – approximately 32% of our electricity usage in 2020. Effective May 2021, the Bucyrus plant transitioned its electricity supply to a carbon-free source, significantly reducing our environmental impact.

HERS Raters. The Home Energy Raters System (“HERS”) is the industry standard for measuring a home’s energy efficiency. We employ over 25 accredited HERS raters, and have an affiliation with approximately 35 others. Our professional home energy raters complete rigorous training and education programs and are accredited by Residential Energy Services Network (RESNET), an association of builders, lenders, utilities and government agencies. HERS raters are the primary means by which homes are qualified for the U.S. Environmental Protection Agency’s Energy Star for Homes Program, as well as for federal energy tax credits. HERS raters review insulation levels, window efficiency, HVAC system efficiency and water heating systems. They also do performance testing such as blower door tests to examine air and duct leakage.

Our People

We believe that our success and our future are directly attributable to the recruitment, development and retention of exceptional employees, and our management and Board consider workforce safety, mental health and wellness paramount. We believe that employees who are engaged and committed for the long term are critical to our long-term strategy. The Compensation Committee oversees our human capital management. Our culture of family unifies our diverse workforce of over 9,500 employees in more than 210 locations across the United States.

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Below is certain key demographic data of our workforce:

Ethnicity	Workforce (%)	Age	Workforce (%)	Gender	Workforce (%)

Hispanic / Latinx	46	16-20	4	Male	89

Caucasian	42	21-30	26	Female	11

African American	6	31-40	28

Not Specified	5	41-50	23

Asian	*	51-60	14

Native Hawaiian / Pacific Islander	*	60+	5

Two or more	*

Native American or Alaska Native	*

*	Less than 1%

We have developed a number of initiatives to help attract, develop and retain employees, which reduces turnover and training costs, increases productivity, enhances employee engagement, encourages customer loyalty and promotes community engagement. We believe that these retention efforts have reduced turnover levels to below the industry average, based on statistics reported by the Bureau of Labor Statistics. A copy of our Human Rights Policy may be found at https://installedbuildingproducts.com/human-rights-policy/.

Diversity, Equity and Inclusion. Our vision is to build an empathetic organization where employees are valued, heard and have the opportunity to thrive. In 2020, we began to develop our Diversity, Equity and Inclusion initiative, engaging a third-party consultant to assist us in developing a baseline organizational assessment. The initiative is overseen by the Compensation Committee, who reviews and discusses the development of our programs at each regular meeting.

Our DEI program has five pillars:

•	Training and development, including a management development program and language training;
•	Employee well-being, including our Positive Production Program and partnering with Care.com;
•	Supplier diversity, including seeking minority-owned suppliers of our products;
•	Philanthropy and community engagement, including regionalized DEI committees and development of DEI-related metrics for grantmaking and volunteerism; and
•	Workforce and leadership diversity, including diversity recruiting.

Our current DEI initiatives include:

•	Management training adjustment to ensure opportunity for minority representation in management and sales positions and gender income equality;
•	Assessment of suppliers to attempt to source products and services from minority and women owned businesses;
•	Building a pipeline for diversity in applicant pools;
•	Employee focus groups to understand diversity needs and perceptions throughout the Company;
•	Broadcast of our Positive Production Program videos to educate and encourage inclusion; and
•	Offering both English and Spanish as a Second Language classes to remove communication hurdles.

Benefits. Offering competitive pay and benefits helps us attract and retain talent throughout our organization. We offer a full range of benefits to qualifying employees, including medical, dental and vision insurance, prescription drug coverage, flexible spending accounts, 401(k) retirement programs with matching contributions, paid vacations and holidays, short- and long-term disability insurance, life insurance and group accident and critical illness insurance.

Corporate Responsibility	IBP 2022 Proxy Statement | 27

Safety. Employee safety is a core business objective. Our installers engage in physically strenuous, and at times, hazardous work. We have detailed safety policies and each year significant staffing, funding and resources are allocated to safety and risk management. We have strong workplace safety measures that we call Safety Wanted 365, which focus on creating a safer working environment for our employees and other jobsite personnel through year-round education and training. We have regional safety managers who are OSHA 500 certified outreach trainers who conduct intensive courses on OSHA safety training.

Our safety programs include drugs and alcohol, confined space, fall protection, hazardous chemicals communication, respiratory protection, hand and portable power tools, personal protection, carbon monoxide, weather safety, cell phone usage, drywall storage safety, driver safety and fleet safety. Each installer receives initial safety training upon hire and may receive specialty training depending upon duties. Safety training continues with weekly toolbox talks, quarterly safety initiatives, annual refresher training and safety excellence awards. Our safety program employs more than 35 training videos, including ladder and scaffold safety, electrical safety and forklift safety. Our spray polyurethane foam protocol includes trucks and equipment, storage and disposal, sales and installer training, preventative maintenance and technical support and quality control. A copy of our Safety Policy may be found at https://3taawvy6pki4che5h3avs5ki-wpengine.netdna-ssl.com/wp-content/uploads/IBP-Safety-Policy-9-29-2020.pdf .

As a result of the COVID-19 pandemic, we implemented increased safety protocols to protect our employees’ health and well-being, including implementing detailed cleaning and disinfecting processes at our facilities, adhering to social distancing protocols, limiting the number of workers on our jobsites, suspending non-essential air travel, enhancing IT protocols to support and encourage employees to work remotely when possible, conducting virtual meetings and developing protocols in the event of a confirmed case of the virus in any of our locations. We are prepared to take additional actions as necessary.

Financial Wellness Program. We offer a financial wellness education program to our employees called Momentum on Up to increase education and encourage responsible personal financial decision-making. The program educates participants on key personal financial topics, including budgeting, credit scores, debt reduction, saving and giving back to the community. One of the key components of this program is encouraging employees to establish personal savings accounts, which the Company matches dollar for dollar up to $1,000. We believe this valuable program not only helps address employee retention, but represents the right thing to do in order to help educate and inform our employees about their financial position and security. Based on completed surveys, 93% of participants now have an emergency fund, 94% with debt now have a payment plan and 70% are now investing for retirement.

Longevity Awards. Our longevity award program rewards employees who do not otherwise receive awards under another Company stock program for their long-time dedicated service to the Company. Eligible employees are awarded grants of restricted stock units for each ten years of continuous service to the Company, including service for companies that we acquire. Provided the Company meets a revenue target established in advance by the Compensation Committee, employees are awarded restricted stock units based on a percentage of wages that convert one year later into shares of our common stock (for 2021 awards, the target was $1.70 billion trailing 12-month revenue from July 1, 2020 to June 30, 2021). Through December 31, 2021, we have awarded approximately 125,000 restricted stock units to approximately 1,300 employees with tenures ranging from 10 to 48 years. We believe the program rewards employees for valued service, assists in retention of our highly valued long-term employees and results in a highly motivated and engaged workforce.

Positive Production Program. The Positive Production Program is a custom well-being program developed for our employees by Positive Foundry to provide personal development learning opportunities. The program is based on the science of positive psychology, human behavior and neuroscience. The goals of the program are:

•	Connection. To provide opportunities to build strong relationships among employees and connect with each other while learning.
•	Culture. To build strong teams and work environments with engaged employees.
•	Personal Development. To provide opportunities for employees to learn and grow.
•	Well-Being. To improve employee well-being by building awareness and sharing best practices.

28 | IBP 2022 Proxy Statement	Corporate Responsibility

The elements of the program include videos and emails, supplemented by online sessions, with topics including understanding unconscious bias; managing energy through eating, moving and sleeping; and reflection. Through the Positive Production Program, we hope to assist our employees in developing mindsets and behaviors that can have a lasting impact on well-being, including:

Our Communities

Volunteerism. We are committed to investing in the communities where our employees live and work. We have numerous community engagement programs and we encourage our employees to volunteer at nonprofit organizations in their local communities. Our employees contribute their time, passion and money to a wide variety of philanthropic organizations and we are proud to partner with them in their efforts.

Corporate Responsibility	IBP 2022 Proxy Statement | 29

Installed Building Products Foundation. In 2019, we established the Installed Building Products Foundation (“Foundation”) in partnership with the Columbus Foundation. The Foundation Advisory Board consists of 13 non-executive employees representing all of our geographic regions in a wide range of job categories. The Foundation is overseen by the Compensation Committee. The Foundation currently sponsors four programs:

Since Inception(1)
Scholarship Program. The Building for Tomorrow Scholarship Program awards renewable scholarships of up to $5,000 to employees and their dependents attending accredited vocational or trade schools and universities or colleges. Selection criteria include academic performance, financial need and character reference letters. Preference is given to construction-related fields of study.	$1.5 Million Awarded	160 Grants

Charitable Giving Match. Our Foundation matches cash	Since Inception(1)
gifts by employees of up to $500 or volunteer time of up to 25 hours ($20 per hour). Eligible organizations include tax-exempt public charities, nonprofit colleges, universities, hospitals and medical facilities and community service programs.	$24,800 Matched	72 Cash Gifts

Employee Financial Assistance. Our Employee Financial	Since Inception(1)
Assistance Program provides for awards of up to $2,000 for food, shelter and other basic needs for employees who experience a qualifying event, such as a natural disaster or other acts of nature, house fire, accident, domestic abuse, crime, short term illness, death of a spouse, partner or dependent or military deployment.	$162,000 Awarded	125 Employees

Major Grants Program. Our Foundation’s Major Grants Program provides grants to 501(c)(3) organizations involved in building or renovating homes or providing shelter for those in need.	$3.0 Million	57 Grants

(1) Dollar amounts are approximate

30 | IBP 2022 Proxy Statement	Corporate Responsibility

House of Heroes

Homeport

Corporate Giving. We recognize that as a good corporate citizen, we have a responsibility to support our communities. Outside of the Foundation, we have a robust corporate giving program that includes both national and local charities. We have entered into multi-year commitments exceeding $1.8 million with Gary Sinese Foundation, Mid-Ohio Food Collective, YWCA of Central Ohio, Boys and Girls Club of Central Ohio, St. Mary’s Scholarship Endowment and The Columbus Promise.

Corporate Responsibility	IBP 2022 Proxy Statement | 31

PROPOSAL 2 – RATIFICATION OF THE

APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Overview

Our Audit Committee is responsible for the appointment and oversight of our independent registered public accounting firm. The Audit Committee conducts an annual evaluation of the firm’s qualifications, performance and independence, considering whether the firm should be rotated and the advisability and potential impact of selecting a different auditing firm. In evaluating and selecting the Company’s independent registered public accounting firm, the Audit Committee considers, among other things, historical and recent performance of the firm, an analysis of known significant legal or regulatory proceedings against the firm, audit quality and performance, firm capabilities, audit approach and the independence of the firm.

The Audit Committee has appointed, and the Board has ratified the appointment of, Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Deloitte has served as our independent registered public accounting firm since 2013.

The Audit Committee believes that the continued retention of Deloitte as our independent registered public accounting firm is in the best interests of the Company and our stockholders, and we are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm for 2022. Although stockholder ratification is not required, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm. If our stockholders fail to ratify the appointment of Deloitte, the Audit Committee will reconsider whether or not to retain Deloitte and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the selection of Deloitte is ratified, the Audit Committee may, in its discretion, select a different firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Deloitte is expected to be present at the Annual Meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Fees Paid to Deloitte

The following table sets forth the aggregate fees we paid to Deloitte in 2021 and 2020, respectively:

	2021	2020

Audit Fees(1)	$2,129,009	$1,888,470

Audit-Related Fees(2)	–	–

Tax-Related Fees(3)	–	–

All Other Fees(4)	2,037	2,037

Total	$2,131,046	$1,890,507

(1)

Fees for professional services rendered in connection with the audit of our annual consolidated financial statements and internal control over financial reporting, review of our quarterly consolidated financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Fees for professional services reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” These services include advisory services on new accounting standard implementations outside the scope of the audit.

32 | IBP 2022 Proxy Statement	Proposal 2 – Ratification of the Appointment of our Independent Registered Public Accounting Firm

(3)	Fees for professional services rendered in connection with tax consultation services.

(4)	Fees for permissible work performed by Deloitte that does not fit within the above categories.

Pre-Approval of Services

The Audit Committee has established a policy requiring pre-approval of all audit and non-audit services provided by our independent registered public accounting firm. On an ongoing basis, management submits to the Audit Committee specific projects and services to be performed by Deloitte for which it seeks advance approval. The Audit Committee reviews these requests and determines whether to approve the requested engagement. Periodically management reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts. All services provided by Deloitte in 2021 were pre-approved by the Audit Committee in accordance with this policy.

Report of the Audit Committee

Management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal controls over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable law. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

The Audit Committee’s responsibility is to monitor and oversee these processes. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and Deloitte the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021, the fair and complete presentation of the Company’s results and the assessment of the Company’s internal controls over financial reporting. The Audit Committee discussed significant accounting policies applied in the Company’s financial statements, and, when applicable, alternative accounting treatments. Management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has also discussed with Deloitte the matters required to be discussed with the independent registered public accounting firm by the applicable requirements of the PCAOB and the Securities and Exchange Commission.

In addition, the Audit Committee reviewed and discussed with Deloitte its independence from the Company and management. As part of that review, the Audit Committee received the written disclosures and the letter from Deloitte required by the PCAOB, and the Audit Committee considered and discussed Deloitte’s independence, including whether the firm’s provision of non-audit services to the Company is compatible with its independence. The Audit Committee concluded that Deloitte is independent from the Company and its management.

The Audit Committee discussed with the Company’s Internal Audit Department and Deloitte the overall scope of and plans for their respective audits. The Audit Committee meets with the Director of Internal Audit and representatives of Deloitte, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting and compliance programs.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The Audit Committee has selected, and the Board of Directors has ratified the selection of, Deloitte as the Company’s independent registered public accounting firm for 2022.

Audit Committee

Lawrence A. Hilsheimer (Chair)

Margot L. Carter

Michael H. Thomas

Proposal 2 – Ratification of the Appointment of our Independent Registered Public Accounting Firm	IBP 2022 Proxy Statement | 33

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte as our independent registered public accounting firm for 2022. Brokers have discretion to vote on this proposal in the absence of voting instructions. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Unless otherwise instructed, the persons named as proxies will vote “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

34 | IBP 2022 Proxy Statement	Proposal 2 – Ratification of the Appointment of our Independent Registered Public Accounting Firm

PROPOSAL 3 – NON-BINDING ADVISORY VOTE

ON EXECUTIVE COMPENSATION

Overview

As required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) and as a matter of good corporate governance, we are seeking stockholder approval of our executive compensation program.

Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers for 2021, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related disclosures.”

We have a pay for performance philosophy that forms the foundation of our decisions regarding payment of executive compensation. We believe that this philosophy and the compensation structure established by the Compensation Committee are central to our ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and our stockholders. We link pay to performance by weighting a significant portion of the target compensation of our NEOs in variable, or “pay at risk,” compensation elements. We also align our NEOs’ financial interests with those of our stockholders by awarding a substantial portion of total compensation in the form of equity.

We urge you to read “Executive Compensation – Compensation Discussion and Analysis” below, which describes in detail how our executive compensation program operates and is designed to achieve our compensation objectives, as well as the accompanying compensation tables and narratives that provide detailed information on the compensation of our NEOs.

As discussed in more detail in the Compensation Discussion and Analysis, we believe our executive compensation program is competitive and focused on pay for performance principles, emphasizing compensation opportunities that reward results. Our stock ownership requirements and use of stock-based incentives strongly align the interests of our executives with those of our long-term stockholders. The Compensation Committee believes that our executive compensation program is consistent with our compensation philosophy, supports our long-term strategic objectives, encourages appropriate sensitivity to risk and increases stockholder value, and that executive compensation for 2021 was reasonable, appropriate and justified by the performance of the Company.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding. However, the outcome of the vote will provide valuable information to the Compensation Committee regarding stockholder sentiment about our compensation program, which the Compensation Committee will carefully review and consider when making future decisions regarding the compensation of our NEOs. Our executive compensation program was strongly supported by our stockholders in 2021, with approximately 99% of the votes cast at the 2021 annual meeting voting in favor. We have held a similar stockholder vote every year since 2017 and expect to hold a similar vote at the 2023 Annual Meeting.

Proposal 3 – Non-Binding Advisory Vote on Executive Compensation	IBP 2022 Proxy Statement | 35

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required for approval of this advisory resolution. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of the proposal. Unless otherwise instructed, the persons named as proxies will vote “FOR” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

36 | IBP 2022 Proxy Statement	Proposal 3 – Non-Binding Advisory Vote on Executive Compensation

EXECUTIVE OFFICERS AND CERTAIN

SIGNIFICANT EMPLOYEES

The following biographical information regarding our executive officers and certain significant employees is as of April 14, 2022:

Executive Officers

Jeffrey W. Edwards Age 58 President, Chief Executive Officer and Chairman

Mr. Edwards is our President, Chief Executive Officer and Chairman and has held these positions since 2011, 2004 and 1999, respectively. Mr. Edwards’ position allows him to advise the Board on management’s perspective over a full range of issues affecting the Company. Prior to joining us, Mr. Edwards acted as an officer and strategist for several companies that he and his family started, acquired or invested in over more than 40 years across a variety of industries, including multi-family and student housing development and management, industrial tool distribution, wholesale building supply, homebuilding, land and real estate development and real estate brokerage. Since 1988, Mr. Edwards has been involved in the launch of many business ventures as well as commercial real estate developments in central Ohio and elsewhere. He holds a B.S. in Marketing from Miami University.

Michael T. Miller Age 57 Executive Vice President, Chief Financial Officer and Director

Mr. Miller has served as our most senior financial officer since he joined us in 2000 as our Executive Vice President – Finance. He has been our Chief Financial Officer since 2013 and a director since 2004. Prior to joining the Company, Mr. Miller held the position of Senior Vice President/Managing Director responsible for Corporate Investment Banking at Huntington Capital Corp., a subsidiary of Huntington Bancshares, Inc., a regional bank holding company. Before joining Huntington in 1991, Mr. Miller held various positions with Deutsche Bank and Canadian Imperial Bank of Commerce in New York. Mr. Miller began his career at First Union National Bank in Charlotte, North Carolina. He holds a B.A. from Wake Forest University. Mr. Miller previously served on the Board of BMC Stock Holdings, Inc. from 2014 to January 2021.

Jay P. Elliott Age 60 Chief Operating Officer

Mr. Elliott has been our Chief Operating Officer since 2013. He joined the Company in April 2002 as our Regional Operations and Business Integrations Manager. Prior to joining us, Mr. Elliott worked with E&Y Corporate Finance, LLC in restructuring advisory services. Mr. Elliott’s experience includes ten years with Owens Corning in several roles, including new business development, market management and corporate strategic planning. Mr. Elliott spent three years with IBM and began his career with Westinghouse Electric Corp. He earned an M.B.A. from Cornell University Johnson Graduate School of Management, a B.E. from Dartmouth College Thayer School of Engineering, and an A.B. from Colgate University.

Todd R. Fry Age 56 Chief Accounting Officer

Mr. Fry has been our Chief Accounting Officer since April 2014 and our Treasurer since March 2015. He was Chief Financial Officer of Champion Industries, Inc., a commercial printer, business form manufacturer and supplier of office products and office furniture, from 1999 to April 2014, where his responsibilities included SEC reporting, Sarbanes-Oxley compliance, mergers & acquisitions, corporate governance, risk management and debt negotiation. From 1997 to 1999, Mr. Fry served as Chief Financial Officer of Broughton Foods Company, where he led both the initial public offering and subsequent sale of the company. Mr. Fry served in various positions at Coopers & Lybrand L.L.P. from 1991 to 1997. Mr. Fry holds a B.S. from The Ohio State University. Mr. Fry has served as a director of Summit State Bank since 2000.

Executive Officers and Certain Significant Employees	IBP 2022 Proxy Statement | 37

W. Jeffrey Hire Age 70 President of External Affairs

Mr. Hire joined the Company in 2008 and was named President of External Affairs in 2013. His responsibilities include working with our largest customers, our major suppliers and industry associations. Prior to joining us, from 1978 to 2008, Mr. Hire held numerous management positions at Owens Corning. From 2006 to 2008, he served as Director of Products and Programs for the Insulating Systems Business, developing product innovations and value-added customer programs. For 11 years prior to that, Mr. Hire was General Manager of the Insulation Contractor Segment of the Residential Insulation Division. He earned a B.S. in Philosophy from University of Mount Union in Alliance, Ohio and an M.B.A. specializing in General Management from The University of St. Thomas Opus College of Business in St. Paul, Minnesota. He serves on the Board of the Insulation Contractors Association of America, and has served twice as its President. Mr. Hire has served as a Committee Chairman for the North American Insulation Manufacturers Association. Mr. Hire received the Insulation Contractors Association of America’s “Key Man” award for his leadership and dedication to the industry.

Jason R. Niswonger Age 49 Chief Administrative and Sustainability Officer

Mr. Niswonger has been our Chief Administrative and Sustainability Officer since March 1, 2022. Previously Mr. Niswonger served as our Senior Vice President, Finance and Investor Relations from March 2015 to February 2022 and our Director of Investor Relations from January 2014 until March 2015. Prior to joining the Company, he served from 2011 to 2013 as the Director, Financial Reporting for Edwards Industries, a national property development and management company. From 2006 to 2011, Mr. Niswonger held multiple positions, including the Director, Finance for the Seating Systems Division of Commercial Vehicle Group, Inc., a supplier of integrated system solutions for the global commercial vehicle market. From 2004 to 2006, he was the Director, Financial Reporting for Installed Building Products, LLC. Prior to joining Installed Building Products, LLC, Mr. Niswonger served as the Director of Global Accounting and Financial Reporting at Sterling Commerce, Inc., a global provider of EDI services, B2B integration software solutions and consulting, where he worked from 2000 to 2004. Prior to joining Sterling, he held positions in financial reporting at Express, a division of The Limited, and Exel Logistics. Mr. Niswonger earned an M.B.A. from Otterbein College and a B.A. from Ohio University.

Certain Significant Employees

Randy Hall Age 60 President, Aster Contractors Holdings, LLC

Mr. Hall has been President of Aster Contractors Holdings, LLC, one of our subsidiaries, since October 2020. Mr. Hall joined the Company in 1995 and has held a number of positions, including regional manager (January 2017—October 2020), regional operations performance manager (May 2016- January 2017), manager of our Cornerstone Energy Conservation Service operations and manager of our Edwards/Mooney & Moses branch operations. Prior to joining the Company, Mr. Hall served as the Vice President of Operations and Vice President of Finance at Pipeliner Systems, Inc., and as an accountant at Bolon, Hart & Buehler, Inc. He received a B.S. in Accounting from Franklin University in Columbus, Ohio. Mr. Hall is a current member of RESNET, the Central Ohio Green Building Initiative and Building Industry Association of Central Ohio.

38 | IBP 2022 Proxy Statement	Executive Officers and Certain Significant Employees

William W. Jenkins Age 65 Senior Vice President, Purchasing and Supply Chain

Mr. Jenkins has been our Senior Vice President, Purchasing and Supply Chain since March 2015 and served as our Director of Internal Audit from September 2013 until March 2015. From 2011 to 2013, he served as a Regional President and served as our President from 1998 to 2011. Prior to joining the Company, Mr. Jenkins held senior management positions with Midwest Wholesale Building Materials, a building products wholesaler and BuyOhio Realtors. Mr. Jenkins began his career with Ernst & Young LLP, where he progressed to become a Senior Manager. He graduated from The Ohio State University with a B.S. and became a licensed CPA in the State of Ohio.

R. Scott Jenkins Age 66 Regional President

Mr. Jenkins has been a Regional President since 2006 when we acquired OJ Insulation, Inc., which he co-founded in 1984. Since joining us, Mr. Jenkins has been responsible for the management of operations in several states, including Minnesota, Idaho, Washington and California. During his 22-year tenure at OJ Insulation as owner and chief executive officer, Mr. Jenkins was responsible for numerous strategic acquisitions and significant company growth. He received a B.A. in Social Science from the University of California at Irvine and has been an active member of Vistage International CEO Organization since 2004.

Shelley A. McBride Age 65 General Counsel and Secretary

Ms. McBride joined the Company in 2005 as General Counsel and Secretary. Prior to joining the Company, she worked as an attorney at the law firm of Calfee, Halter & Griswold, representing corporate and institutional clients in the areas of mergers and acquisitions, secured credit transactions, subordinated debt financings, common and preferred equity investments, organizational restructuring and general corporate matters. Before joining Calfee, Halter & Griswold in 2001, Ms. McBride served as legal counsel for Nationwide Mutual Insurance Company in the Nationwide Enterprise Office of Investments and also served as legal counsel for various investment funds at Banc One Capital. Her experience includes representing corporate and institutional clients at the law firms of Squire Patton Boggs and Kegler, Brown, Hill & Ritter. From 1983 to 1989, Ms. McBride served as a law clerk to the Honorable John D. Holschuh and the Honorable Mark R. Abel in the United States District Court for the Southern District of Ohio. Ms. McBride earned a J.D. and a B.A. from The Ohio State University.

Matthew J. Momper Age 61 Regional President

Mr. Momper has been a Regional President since 2008. Since joining us, Mr. Momper has been responsible for the management of operations in several states, including Wisconsin, Indiana, Ohio and Illinois. Prior to joining the Company, he served as President of Momper Insulation Inc., a family business, which he joined in 1984. Mr. Momper was responsible for significant growth of Momper Insulation Inc., and the strategic decision to join that company with us in 1998. He received a B.S. from Ball State University and an M.B.A. from Drake University. Mr. Momper currently serves on the Board of Trustees for Ball State University and the Board for the Allen County Building Department.

Warren W. Pearce Age 63 Regional President

Mr. Pearce has been a Regional President since 2011. Since joining the Company, Mr. Pearce has been responsible for the management of operations in several states, including Ohio, North Carolina, Virginia and Maryland. From 2004 to 2011, he was Vice President of Operations for Masco Corporation, a manufacturer of home products, distributor of building products and installer of building products, where he held various other positions beginning in 1984. Mr. Pearce began his career at Carroll Insulation and later served as branch manager at American Aluminum Insulation. He received from Kent Votech his Electrical Apprenticeship certification.

Executive Officers and Certain Significant Employees	IBP 2022 Proxy Statement | 39

Henry T. Schmueckle Age 57 President, the Alpha Companies

Mr. Schmueckle has been President of the Alpha companies, installers of commercial waterproofing, insulation, fireproofing, and fire stopping, since 2012 and was named Chief Executive Officer in February 2020. He is currently responsible for estimating, development of new programs and the day-to-day operational needs of Alpha. Mr. Schmueckle joined the Alpha companies in 1988 and served as the General Manager of the San Antonio branch from 1989 to 1992, as Vice President from 1992 to 2012 and as President from 2012 to the present. During his 0ver 30 years with the Alpha companies, Mr. Schmueckle has been responsible for various strategic and growth initiatives. Mr. Schmueckle holds specialty trade contractor licenses in Louisiana, Arkansas, Tennessee, Alabama and Mississippi. He received an Associates’ Degree from Texas State Technical College in Applied Science Specializing in Building Construction Technology.

Vikas Verma Age 69 President, Commercial Development

In January 2019, Mr. Verma became our President of Commercial Development. His responsibilities include commercial acquisition sourcing, new commercial product development and organic growth of our commercial business. Mr. Verma founded the Alpha companies, installers of commercial waterproofing, insulation, fireproofing and fire stopping, where he served as the Chief Executive Officer (1982 – 2020) and President (1982 – 2012), responsible for business and market development, marketing, finance, insurance and bonding. Mr. Verma was the President of Alamo Insulation Co., a residential insulation company with offices in San Antonio and Corpus Christi, Texas from 1977 to 1982. Mr. Verma is a member of the boards of directors of the National Association of Minority Contractors and Cobb Boys and Girls Club, and has served on advisory boards for Synovus (previously Charter Bank), Owens Corning & Johns Manville. He holds a B.A. in Engineering and an Associate’s Degree in International Marketing and Marketing Management from University of Bombay. He also held the position of President for Georgia Walls & Ceilings Association and is a graduate of Leadership Atlanta.

Brad A. Wheeler Age 47 Regional President

Mr. Wheeler has been a Regional President since January 2015. He joined the Company in 2010 as Regional Manager and was responsible for the management of operations in several states. Since joining the Company, Mr. Wheeler has been responsible for the management of operations in several states, including Colorado, Texas, Florida and Georgia. Prior to joining us, Mr. Wheeler was a District and Branch Manager for Masco Contractor Services, an installer of building products, from 2001 to 2010. From 1996 to 2001, he held various positions at Cary Corporation, which was purchased by Masco Contractor Services. He attended Radford University and has been an active member of Vistage International CEO Organization since 2011.

Randall S. Williamson Age 60 Regional President

Mr. Williamson has been a Regional President since 2001. Since joining us, Mr. Williamson has been responsible for the management of operations in several states, including Massachusetts, New Jersey, New York and Michigan. He began his career in 1981 at Monroe Insulation and Gutter Company Incorporated, or Monroe, where he progressed to become Vice President in 1992. In 1996, Mr. Williamson purchased Monroe and merged it with other companies to form American Building Systems, Inc., where he served as President until 2001. American Building Systems, Inc. merged with us in 2001. He attended Colorado State University and serves on the board of governors for U.S. Grown Foods.

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COMPENSATION DISCUSSION & ANALYSIS

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion & Analysis (“CD&A”) included in this Proxy Statement and has discussed the CD&A with members of the management team involved in the compensation process. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Compensation Committee

Janet E. Jackson (Chair)

David R. Meuse

Michael H. Thomas

CD&A Table of Contents

Compensation Discussion & Analysis	IBP 2022 Proxy Statement | 41

Section 1 – Executive Summary

2021 Highlights

Our record 2021 financial and operating results reflect the continued success of our key business strategies. We have successfully enhanced our business platform through diversification of our products and services; expansion of our geographic footprint to strong housing markets, deepening our relationships with residential and commercial builders nationwide; and expansion of our mix of end markets.

Financial highlights for the year ended December 31, 2021 ($ in millions):

See “Additional Information – Use of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

We remain focused on mitigating the impact of COVID-19 on our business and the risk to our employees, customers and other jobsite workers. We implemented increased safety protocols to protect our employees’ health, including detailed cleaning and disinfecting processes at our facilities, adhering to social distancing protocols, limiting the number of workers on our jobsites, suspending non-essential air travel, enhancing IT protocols to support and encourage employees to work remotely when possible, conducting virtual meetings and establishing protocols in the event of a confirmed case of the virus in any of our locations. We are prepared to take additional actions as necessary.

We continue to evaluate the extent of COVID-19’s impact on our operations and financial condition. We have experienced limited business disruptions to date and have not needed to implement significant continuity measures, nor have we incurred significant related expenditures. Assuming additional states or markets in which we operate do not reverse their current position that construction is an “essential” business, we do not anticipate having to implement any additional measures. We have experienced some COVID related impacts due to continued supply chain constraints and material price increases, which reduced 2021 gross profit by approximately $1.8 million.

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Our product diversification strategy includes acquisitions of companies offering complementary products in our existing markets, introduction of new product offerings in existing markets and pursuit of new product categories in large commercial markets. Revenue from insulation services represented approximately 74% of total revenues in 2013 compared to 64% in 2021, demonstrating our continued success in revenue growth from product diversification.

Our end market expansion strategy includes acquisitions in residential markets and new commercial markets, opening new branches for the large commercial end market and leveraging our multi-family sales growth in existing branches.

Our success is a direct result of the dedication and commitment of our more than 9,500 employees. Beginning in 2017, we implemented a number of initiatives to help improve employee retention by supporting our employees, their families and the communities in which they live and work. See “Corporate Governance – Corporate Responsibility – Our People and – Our Communities.” These programs have continued to positively impact retention rates. Since 2017, we have reduced our employee turnover to a level significantly below industry averages, according to the Bureau of Labor Statistics.

Our business began in 1977 with one location in Columbus, Ohio. In the late 1990s, we began our acquisition strategy with the goal of creating a national platform. Since 1999, we have successfully completed and integrated over 165 acquisitions, which has allowed us to generate significant scale and to diversify our product offerings while expanding into some of the most attractive new construction markets in the United States. Our track record of strategic and tuck-in acquisitions continued in 2021, during which we successfully acquired and integrated 12 companies representing over $211 million in annual revenues.

Compensation Discussion & Analysis	IBP 2022 Proxy Statement | 43

Pay for Performance Philosophy

Our executive compensation philosophy is to provide a competitive compensation package weighted toward Company performance and aligned with our stockholders’ long-term interests. A significant percentage of our executive compensation is in the form of performance-based awards. The Compensation Committee believes that our executive compensation program drives performance and increases stockholder value.

2021 Say-on-Pay Voting Results

Our executive compensation program received strong support from our stockholders in 2021, with 99% of the votes cast at the 2021 annual meeting voting in favor. The Compensation Committee believes that this level of support of our executive compensation program is indicative of our stockholders’ strong support of our compensation philosophy and goals, and influenced its decision to maintain a consistent approach through 2022.

2021 NEOs

Jeffrey W. Edwards President, Chief Executive Officer and Chairman	Michael T. Miller Executive Vice President and Chief Financial Officer	Jay P. Elliott Chief Operating Officer	W. Jeffrey Hire President, External Affairs	Jason R. Niswonger Chief Administrative and Sustainability Officer

2021 Executive Compensation at a Glance

Name	Base Salary ($)(1)	Performance- Based Cash Award Earned ($)	Performance- Based Restricted Stock Award at Grant Date Fair Value ($)	Total ($)

Jeffrey W. Edwards	750,000	878,514	2,703,051	4,331,565

Michael T. Miller	375,000	342,717	931,559	1,649,276

Jay P. Elliott	440,000	429,603	1,003,948	1,873,551

W. Jeffrey Hire	375,000	125,502	144,778	645,280

Jason R. Niswonger	355,000	125,502	144,778	625,280

(1)	Base salary effective April 1, 2021

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2021 Target Compensation Mix

Our executive compensation program for 2021 consisted of three components: base salary, performance-based cash awards and performance-based restricted stock awards. The illustration below reflects the mix of target executive compensation for 2021 and highlights the at-risk portion of total target compensation:

Key Compensation Practices for Executives

✓ What We Do	× What We Don’t Do

Pay for Performance – A substantial percentage of executive compensation is based on achievement of objective pre-established performance metrics	No Tax Gross-Ups – We do not provide for tax gross-ups for perquisites or with respect to excise taxes on golden parachute payments

Balanced Compensation Mix – NEOs receive a mix of salary and performance-based cash bonuses and restricted stock awards	No Pension Plans – We do not have pension plans or retirement benefits for executives that are unavailable to other employees

Multi-year Vesting of Equity Awards – Earned restricted stock vests over two years after achievement of the performance target, promoting retention and enforcing a culture of long-term success	No Hedging – Our Insider Trading Policy prohibits hedging and other monetization transactions involving Company securities

Limited Perquisites – NEOs receive minimal perquisites that are unavailable to salaried employees	No Short Sales – We do not permit short sales or other speculative transactions in Company securities

Competitive Pay – An independent consultant provides market data to assess program competitiveness and compensation is targeted near the median of the peer group	No Option Repricing – Our 2014 Omnibus Incentive Plan prohibits repricing underwater stock options without stockholder approval

Robust Clawback Policy – Our clawback policy allows recovery of incentive and other compensation upon certain triggering events	No Single Trigger on a Change in Control– We do not automatically accelerate vesting of incentive awards upon a change in control

Stock Ownership Requirements – NEOs are required to hold Company stock in multiples of base salary, aligning their interests with stockholders	No Pledging – Our Insider Trading Policy prohibits pledging our common stock and holding our common stock as collateral or in a margin account

Annual Say-on-Pay Vote – We value stockholder input and seek an annual advisory vote on executive compensation	No Employment Agreements – We do not have employment agreements with executives other than our Chief Executive Officer

Compensation Discussion & Analysis	IBP 2022 Proxy Statement | 45

Section 2 – How We Determine Pay

Our Compensation Philosophy

Our executive compensation philosophy is to provide a competitive compensation package weighted toward Company performance and aligned with our stockholders’ long-term interests. Our executive compensation program is both reflective of the strategic value of the individual’s position and designed to ensure long-term retention and motivation.

Goals of Our Compensation Program

•	To attract, motivate and retain exceptional executives who are critical to long-term Company performance and the creation of stockholder value.
•

To align the interests of our executives with those of our stockholders by tying a significant amount of executive compensation to the achievement of performance metrics related to our business strategy and financial performance.

•

To motivate our executives to perform at the highest level, to achieve our financial and strategic goals and to reinforce our commitment to high-quality service, which is primarily responsible for the strength of our long-standing relationships with our customers and suppliers.

Guiding Principles of Our Compensation Philosophy

•

Pay for Performance. We reward our executives’ achievements by linking a significant portion of their compensation to the Company’s financial and operational performance. Our incentive compensation program is subject to a pre-established objective performance metric that reflects strategic and operational objectives. Incentive compensation varies based on the extent to which the objective is met - if the target is not achieved at a level of at least 80%, then no incentive compensation is payable, while if the target is exceeded, executives have an opportunity to earn above-target incentive compensation.

•	Competitive Pay. Our compensation program is designed to attract, retain, motivate and reward top talent through pay elements that are flexible and competitive with our peers.
•

Internal Pay Equity. We believe that internal pay equity is an important factor in ensuring fairness and encouraging a collaborative environment among our executive team. The Compensation Committee reviews each NEO’s pay components and levels relative to other NEOs, considering experience, leadership role, seniority and level of responsibility.

•

Aligned with Stockholders. A significant portion of our executives’ compensation is in the form of at-risk performance-based cash awards and performance-based equity awards that, if earned, vest over an additional two years after the end of the performance period. We award restricted stock based on a number of shares, rather than a dollar value, so that the value of an executive’s equity-based award fluctuates with the price of our common stock during the performance period and the vesting period, which aligns the long-term interests of our executives and our stockholders. In furtherance of this principle, our NEOs are required to maintain levels of ownership of our common stock based upon a multiple of their salaries.

The Compensation Committee considers the overall mix of cash and equity compensation, annual and long-term incentives and fixed and variable pay in determining our executive compensation. The Compensation Committee does not follow any pre-established policies, guidelines or formulas for allocating compensation mix, instead retaining flexibility by determining annually what it believes is the appropriate mix of compensation elements.

Our Executive Compensation Process

Role of the Compensation Committee. Our Compensation Committee, comprised solely of independent directors, is responsible for the oversight, establishment, implementation and administration of our executive compensation program. During the first quarter of each year, the Compensation Committee, in consultation with our Chief Executive Officer and Chief Financial Officer, determines incentive compensation earned by our NEOs based on the prior year’s performance and finalizes performance metrics and target incentive compensation levels for the current year. Later in the year, the Compensation Committee reviews materials relating to peer group composition and other information that forms the basis for future decisions. The Compensation Committee sets compensation consistent with our compensation philosophy and competitive with our peers, considering a

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balance of information, among other things, the experience, leadership, level of responsibility and performance of the executive team, retention, internal equity considerations and industry competitiveness. While the Compensation Committee consults with management and its independent compensation consultant in determining our compensation program, final authority for our program and performance objectives rests solely with the Compensation Committee. For more information regarding the Compensation Committee, see “Corporate Governance – Board Committees – Compensation Committee.”

Role of Executives. In the course of determining executive compensation, the Compensation Committee solicits input from management. The Compensation Committee believes this input is valuable because of the Chief Executive Officer’s and Chief Financial Officer’s comprehensive knowledge of our business, operations and financial and strategic goals. Our Chief Executive Officer and Chief Financial Officer (i) provide data, analysis and recommendations to the Compensation Committee regarding the Company’s executive compensation programs, (ii) annually evaluate the performance of our named executive officers (other than themselves) based on each individual’s performance, length of service, experience, level of responsibility and achievement of Company strategic goals, and (iii) propose to the Compensation Committee the performance metrics to be used to determine target awards under our performance-based incentive programs. The Compensation Committee retains sole authority to determine all elements of executive compensation, but from time to time delegates certain administrative duties to management and the human resources department.

Role of Compensation Consultants. The Compensation Committee engages Meridian Compensation Partners, LLC, (“Meridian”), to provide market data with respect to publicly-traded companies similar in size and industry in connection with executive and non-employee director compensation. Meridian reports directly to the Compensation Committee. In January 2022, the Compensation Committee engaged Meridian to perform a review of our executive compensation program and to conduct market comparisons to assist the Compensation Committee in its responsibilities. The Compensation Committee and management worked with Meridian to develop an appropriate peer group and Meridian provided an independent review of the executive compensation practices in our peer group, including an analysis of overall competitiveness to market. The Compensation Committee considered Meridian’s advice in structuring our compensation program. The Compensation Committee intends to engage Meridian to update its review of our executive compensation and non-employee director compensation programs biannually. In connection with the engagement of Meridian, the Compensation Committee considered and assessed all relevant factors, including those set forth in applicable SEC and NYSE rules, that could give rise to a potential conflict of interest with respect to Meridian. Based upon this review, the Compensation Committee determined that engaging Meridian did not raise any conflict of interest.

Peer Group Analysis

Meridian, in consultation with our management and Compensation Committee, compiles a report of compensation data for executive officers and non-employee directors in our peer group. The data includes base salary, target cash incentive compensation, long-term incentive awards, target total compensation and variable pay mix. Meridian compiles this data from the proxy disclosures of the peer group and from published surveys.

The Compensation Committee reviews Meridian’s report summarizing the target total cash compensation (base salary plus target annual incentive) and target total compensation (base salary plus target annual incentive plus long-term incentive) for each of our NEOs against benchmarks at the 25th, median and 75th percentiles of the market for positions comparable to those held by each of our NEOs. For retention, motivation and competitive considerations, the Compensation Committee targets each NEO’s total cash compensation and total direct compensation levels at approximately the median of the peer group.

Using the information provided by Meridian, the Compensation Committee reviewed executive compensation data at peer companies to gauge the reasonableness and competitiveness of our executive compensation program. Comparison to our peer group is one of several factors considered by the Compensation Committee, but is not determinative. While the Compensation Committee does not establish executive pay based solely on peer group data, it believes that our pay levels and practices should be within a range of competitiveness.

Compensation Discussion & Analysis	IBP 2022 Proxy Statement | 47

In determining our peer group, Meridian recommended that the Compensation Committee consider a number of factors for each potential peer company, including industry classification and business-specific characteristics (scope and products and services), size (revenues and market capitalization) and frequency of inclusion in the peer groups of other peers of the Company. The Compensation Committee believes our selected peer group provides a sufficient sample size from which to draw conclusions and reflects a representative market for executive talent.

For 2022, the Compensation Committee has selected the following 12 companies as our peer group. Certain peers are periodically replaced or eliminated due to acquisition or size changes to maintain a balance of appropriate size, revenues, industry and presence as a competitor for executive talent.

Peer Group	Market Cap(1) ($ in Millions)	Peer Group	LTM Revenue(1) ($ in Millions)

Trex Company, Inc.	$15,544.3	Patrick Industries, Inc.	$4,078.1

Advanced Drainage Systems, Inc.	$9,698.1	M/I Homes, Inc.	$3,745.9

TopBuild Corp.	$9,084.4	TopBuild Corp.	$3,486.2

Simpson Manufacturing Co., Inc.	$6,041.2	LGI Homes, Inc.	$3,050.1

Armstrong World Industries, Inc.	$5,512.9	Masonite International Corp.	$2,596.9

Installed Building Products, Inc.	$4,150.7	Advanced Drainage Systems, Inc.	$2,534.9

LGI Homes, Inc.	$3,749.7	Installed Building Products, Inc.	$1,968.7

Cavco Industries, Inc.	$2,915.2	Simpson Manufacturing Co., Inc.	$1,573.2

Masonite International Corp.	$2,804.7	Cavco Industries, Inc.	$1,428.2

Gibraltar Industries, Inc.	$2,179.1	Gibraltar Industries, Inc.	$1,339.8

Patrick Industries, Inc.	$1,908.8	Trex Company, Inc.	$1,197.0

M/I Homes, Inc.	$1,809.4	PGT Innovations, Inc.	$1,161.5

PGT Innovations, Inc.	$1,341.0	Armstrong World Industries, Inc.	$1,106.6
Peer Group Median	$3,749.7	Peer Group Median	$1,968.7
Peer Group 75th Percentile	$6,041.2	Peer Group 75th Percentile	$3,050.1

(1)	As of December 31, 2021

Consideration of Advisory Stockholder Vote on Executive Compensation

Our executive compensation program received substantial stockholder support at the 2021 annual meeting, with more than 99% of the votes cast by our stockholders voting in favor. The Compensation Committee believes that this level of support is indicative of our stockholders’ strong support of our executive compensation philosophy and goals. Say-on-pay votes provide valuable information regarding stockholder sentiment about our compensation program, which the Compensation Committee carefully reviews and considers when making future decisions. Upon consideration of the 2021 say-on-pay vote, the Compensation Committee maintained a similar compensation structure for 2022. In accordance with the preference expressed by our stockholders in our most recent say-on-frequency vote in 2017 and as a matter of good corporate governance, our Board has committed to having an annual say-on-pay vote.

Risk Assessment and Management

We believe the design of our compensation program mitigates any incentive for short-term risk-taking by executives that could be detrimental to the long-term best interests of the Company and its stockholders. The Compensation Committee believes that any risks arising from our compensation programs are minimal and are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the following features of our executive compensation program appropriately mitigate potential risks:

•	Performance Metrics. Pre-established performance metrics used to determine incentive award opportunities are designed to reward success without encouraging excessive risk taking.

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•

Equity Vesting. Our executives are awarded performance-based restricted stock awards that, if earned, vest over two years after satisfaction of performance goals based on continued service, rewarding stability and sustained performance.

•	Equity Retention. Our stock ownership policy requires our executives to beneficially own our common stock with a fair market value in a multiple of base salary.

•

No Hedging or Pledging. NEOs are prohibited from engaging in any hedging or monetization transactions involving Company securities, pledging any Company securities as collateral for a loan and holding Company securities as collateral in a margin account.

•

Clawback Policy. The Compensation Committee has the ability to recoup compensation paid to an executive officer in the event of a restatement of our financial statements, or if an executive has engaged in grossly negligent or intentional misconduct that is a significant contributing factor to an accounting restatement, any significant increase in the value of such executive’s incentive compensation or any substantial financial or reputational harm to the Company.

•	Other Factors. Other mitigating factors include benchmarking compensation, oversight by a committee of independent directors and a mix of fixed and variable incentive compensation.

Section 3 – Elements of our Compensation Program

Components of Compensation

Our executive compensation program is designed to be simple, competitive and link pay to performance. Our approach to executive compensation for the 2021 fiscal year was substantially the same as the approach approved by our stockholders at the 2021 annual meeting.

Our executive compensation program includes the following key elements:

Compensation Discussion & Analysis	IBP 2022 Proxy Statement | 49

Our executive compensation includes both fixed components (base salary and benefits) and variable components (short- and long-term incentive awards) that are directly tied to our financial and operational performance. The Compensation Committee annually considers the mix of compensation and may make adjustments after giving consideration to evolving circumstances, the individuals involved and their responsibilities and performance. The Compensation Committee believes this mix of components is appropriate because it incentivizes our NEOs to focus on both short- and long-term success and aligns their interests with those of our stockholders. The Compensation Committee also believes that this mix is consistent with companies in our peer group. The Compensation Committee strives to achieve an appropriate balance among the elements of our compensation program, but does not apply any set formula in allocating the components. We do not provide perquisites or other special benefits to our executive officers that are not generally available to our salaried employees, other than auto leases or allowances (including insurance) and cell phones. We provide no pension plans or other retirement benefits to our executive officers other than our 401(k) plan, which is generally available to all of our employees, and our non-qualified deferred compensation plan, which allows our executive officers and other highly compensated employees to defer a portion of their eligible compensation above 401(k) plan limits.

Base Salary. We provide base salaries to our NEOs to compensate them for performing day-to-day responsibilities and to provide competitive fixed pay to balance at-risk compensation, which is a substantial part of our NEOs’ compensation. Base salary is intended to provide a fundamental level of compensation so that the NEOs do not feel pressured to take unnecessary or excessive risks or to focus on the price of our common stock. The Compensation Committee reviews base salaries no less than annually, usually in the first quarter of each year, and takes into consideration the scope of the executive’s responsibilities, experience, individual performance, competitive market salary levels, internal pay equity and overall mix of compensation elements. Salary adjustments, if any, typically become effective on April 1 of each year. Our Chief Executive Officer’s employment agreement provides for a minimum annual base salary of $600,000, but does not provide for any guaranteed salary increases. See “Employment Agreement with Jeffrey W. Edwards” below for more information.

Performance-Based Cash Incentives. We provide our NEOs with annual performance-based cash incentive opportunities, which are designed to reward achievement of short-term performance goals. Incentive award opportunities are tied to the achievement of an objective pre-determined performance metric that is directly related to our financial and strategic goals for the year. In February of each year, the Compensation Committee, after considering the recommendations of management, sets an annual financial performance target for the year based on the criteria under our 2014 Omnibus Incentive Plan and establishes for each NEO a target cash bonus expressed as a fixed dollar amount. The cash bonus earned may be above or below target, based on the degree to which the performance metric is met. The executive generally must remain employed through the end of the performance period to be eligible for any cash bonus. Termination of employment for any reason prior to the actual payment date (except in the case of death) generally results in forfeiture of the incentive cash bonus.

In setting performance goals each year, the Compensation Committee uses a one-year performance metric so that performance targets reflect current industry conditions. This approach takes into account that the Company operates in the residential and commercial construction industry, which is cyclical, seasonal and highly sensitive to economic and housing market factors over which our executives have no control, including interest rates; inflation; employment levels; housing demand; affordability; material prices; availability and pricing of mortgage financing; financial, political system and credit market stability; consumer confidence and general economic conditions.

We are continually focused on diversifying our product and service offerings, customer base, end markets and geographies.

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Geographic	Product

•  Accretive acquisitions in primary residential end market

•  Lead market entrance with insulation installers

•  Open new branches in large commercial end market

•  Acquire installers in new commercial markets

•  Continue to leverage our multi-family sales growth in existing IBP branches

•  Pursue tuck-in acquisitions of complementary products in existing IBP markets

•  Organically introduce our product offerings in existing markets

•  Pursue new product categories in large commercial end market

The Compensation Committee currently uses Adjusted EBITDA as our performance metric because the committee believes that it serves as the best measure of the success of our growth strategies, provides an effective incentive to maximize operating profitability and aligns management awards with the financial interests of our stockholders. The Compensation Committee believes Adjusted EBITDA is the most useful measure of profitability and operating performance as it measures changes in pricing decisions, cost controls and other factors that impact operating performance and removes the effect of our capital structure, asset base, items outside our control and volatility related to the timing and extent of activities such as asset impairments and non-core income and expenses. The annual performance target set by the Compensation Committee is based on the budget approved by the Board and the annual and long-term business plan established at the beginning of each fiscal year and is intended to be challenging but fair. The budget and business plan are based upon certain assumptions and estimates of the housing and commercial markets, Company growth objectives and overall economic conditions. The performance target established by the Compensation Committee in the first quarter is periodically adjusted throughout the year to account for the impact of completed acquisitions. The Compensation Committee expects to continue to re-assess the performance metric selection and goal setting processes annually, including the potential addition of DEI and ESG factors. See “Additional Information – Use of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

Performance-Based Equity Incentives. A substantial component of our executive compensation program consists of rewards for long-term growth and enhancement of stockholder value through the use of performance-based incentive equity awards. The Compensation Committee believes that long-term incentive compensation is an effective way to retain a strong executive team and provide them with incentives to focus on the Company’s long-term success.

To align our executive compensation program with our strategy and performance, the Compensation Committee grants target incentive awards of restricted stock to our NEOs that are performance-based over a one year performance period and which, if earned, vest over two years of continued service after the performance goal is met. The Compensation Committee has determined to use a one-year performance metric of Adjusted EBITDA for the reasons outlined in “Performance-Based Cash Incentives” above. In order to achieve a balance between the advisability of setting an annual performance metric and our desire to align the interests of our NEOs with the long-term interests of our stockholders, the Compensation Committee added the time-vesting component to the performance-based awards. Performance-based restricted stock targets are based on a fixed number of shares, rather than a dollar amount, so that the value of the executive’s award fluctuates with the price of our common stock during the performance period, the vesting period and thereafter. Performance-based restricted stock awards actually earned may be above or below the target award, based on the degree to which the performance metric is met. If the performance metric is achieved at a minimum of 80%, the restricted stock is earned and vests in equal installments over the next two years, generally subject to the NEO’s continued employment on the applicable vesting date.

The Compensation Committee believes that adding the two-year vesting period serves as a valuable retention incentive for our NEOs, whose skills and experience are sought after within the industry. The Compensation Committee also believes that granting long-term restricted stock awards aligns the executive officers’ interests directly with those of our stockholders, as the executive

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officers will realize greater or lesser value based on our stock price during the performance and vesting period, which will parallel that of our stockholders over the same period. The Compensation Committee further believes the restricted stock awards focus our NEOs on our long-term performance and discourages excessive risk-taking in the short-term.

In the event of a “change in control” (as defined in the 2014 Omnibus Incentive Plan), the Compensation Committee may cause any unvested shares of restricted stock to be continued or assumed, to have new rights substituted therefor, to entitle the NEOs to receive the same distribution as other shares of common stock in the change in control transaction or to be cancelled in exchange for cash. The Compensation Committee may also determine to accelerate vesting in connection with a change in control. If a named executive officer engages in a “detrimental activity” (as defined in the 2014 Omnibus Incentive Plan), prior to or one year following vesting of any restricted stock, the Compensation Committee may direct that all unvested restricted stock be forfeited and that the executive pay to the Company the fair market value of vested restricted stock (valued as of the vesting date).

Section 4 – What We Paid in 2021

Pay for Performance

The Compensation Committee believes that total compensation for the Company’s named executive officers should align with the Company’s performance. Consistent with that philosophy, in 2021 approximately 83.2% of our Chief Executive Officer’s and an average of 68.5% of our other named executive officers’ total target compensation was at risk and linked with the Company’s actual operational and financial performance. Any performance-based cash or restricted stock award earned by our NEOs depends upon the Company’s achieved Adjusted EBITDA during the performance period as compared against the target set by the Compensation Committee. The value of the restricted stock awards actually received by our NEOs can differ substantially from the grant date values reported in the Summary Compensation Table because performance-based restricted stock is awarded as a number of shares rather than a fixed dollar amount, so that the value of the restricted stock award fluctuates with our stock price during the performance period and the additional two year vesting period.

The chart below sets forth the reported and realized pay of our CEO for 2019, 2020 and 2021 compared against the Company’s stock price for the same period.

The amounts in the chart reflect base salary, performance-based cash bonus and performance-based restricted stock for the periods presented. The “SCT” columns depict the data reported in the Summary Compensation Table for the periods presented. The “Realized” columns depict the actual value received by our CEO, including earned performance-based cash bonus and the fair value of performance-based restricted stock awarded on February 22, 2021 ($123.32 per share) for 2020 and February 22, 2022 ($102.98 per share) for 2021, the dates upon which the Compensation Committee certified the achievement of the year’s performance metric. Since performance-based restricted stock awards are based on a fixed number of shares, rather than a dollar amount, the realized pay declined in 2021 due to a decrease in the price of our common stock between February 22, 2021 (the grant date for 2020) and February 22, 2022 (the grant date for 2021).

The graphs below show the realized total direct compensation of our Chief Executive Officer from the chart above, measured against our financial performance for 2020 and 2021 (in millions):

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(1)	See “Additional Information – Use of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

2021 Base Salary

The table below sets forth the base salaries for our NEOs as of December 31, 2021:

Name	2021 Base Salary ($)	Increase ($)	Percentage Increase in Base Salary (%)	Percentage of Total Compensation (%)

Jeffrey W. Edwards	750,000	36,000	5.0	17.2

Michael T. Miller	375,000	18,000	5.0	22.5

Jay P. Elliott	440,000	20,000	4.8	23.3

W. Jeffrey Hire	375,000	34,000	10.0	56.1

Jason R. Niswonger	355,000	36,000	11.3	56.1

The Compensation Committee determined to increase the base salaries of our NEOs as a result of their increasing responsibilities, strong individual performance and peer practices.

2021 Performance-Based Incentive Cash Awards

In consultation with our Chief Executive Officer and Chief Financial Officer, in February 2021 the Compensation Committee considered corporate goals and objectives for our named executive officers for the 2021 fiscal year. Based on management’s strategic and operational goals and considering management’s short- and long-term budgets and projections, the Compensation Committee established an Adjusted EBITDA target of $280,160,000 as the 2021 performance metric for our NEOs’ performance-based incentive awards, to be adjusted throughout the year for the impact of acquisitions during the performance period. The Compensation Committee determined that the performance goal would be challenging, but reasonable, given projections for our industry.

The Compensation Committee set target performance-based incentive cash awards for each NEO as set forth in the table below. The target awards were increased for 2021 to bring compensation levels more in alignment with the Company’s peers, to compensate our officers based on their increasing responsibilities due to Company growth and to encourage our executive team to continue to focus its efforts on further increasing Company growth and creating stockholder value. The amount of an NEO’s incentive cash award earned was equal to the NEO’s target award multiplied by the percentage of the Adjusted EBITDA target achieved. No incentive award would be earned if the Company’s actual Adjusted EBITDA during 2021 was less than 80% of the target, as adjusted for acquisitions. No maximum amount was established; however, even if target performance was achieved, the Compensation Committee retained the discretion to reduce the amount of the award. Unless otherwise determined by the

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Compensation Committee, payment of any incentive cash award is generally subject to the NEO remaining employed through the payment date. Incentive cash awards are subject to clawback under the terms of our recoupment policy.

In February 2022, the Compensation Committee met to review the results of the Company’s performance against the target Adjusted EBITDA performance metric. The Company’s final Adjusted EBITDA target, as adjusted for the impact of acquisitions during the year, was $295,660,000. Actual Adjusted EBITDA was $285,438,000, or approximately 96.5% of target.

The following table shows each NEO’s 2021 target cash incentive award, earned cash incentive award and earned cash incentive award as a percentage of total compensation.

Name	Target Cash Incentive ($)	Earned Cash Incentive ($)	Earned Cash Incentive as a Percentage of Total Compensation (%)

Jeffrey W. Edwards	910,000	878,514	20.2

Michael T. Miller	355,000	342,717	20.6

Jay P. Elliott	445,000	429,603	22.8

W. Jeffrey Hire	130,000	125,502	18.8

Jason R. Niswonger	130,000	125,502	19.8

The performance-based incentive cash awards earned by our NEOs for 2021 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

2021 Performance-Based Incentive Equity Awards

In February 2021, the Compensation Committee met to consider and finalize the performance metric for our 2021 performance-based incentive equity awards. The Compensation Committee determined, for the reasons outlined in “Section 3 – Elements of Our Compensation Program – Performance-Based Cash Incentives” above, to use a one-year performance metric of Adjusted EBITDA. The target chosen by the Compensation Committee for the incentive equity award program was the same as that chosen for the incentive cash award program. In order to achieve a balance between setting an annual performance metric and its desire to align the interests of our NEOs with the long-term interests of our stockholders, the Compensation Committee added a time-vesting component to the performance-based equity awards. The performance-based restricted stock awards actually earned by an executive could be above or below the target award, based on the degree to which the performance metric was met. If the performance metric is achieved at a minimum of 80%, the restricted stock is earned and vests in equal installments over two years, generally subject to the NEO’s continued employment on each vesting date. Target awards are based on a number of shares rather than a dollar amount, so that the potential value of the award fluctuates with the price of our common stock during both the performance period and the vesting period.

In February 2022, the Compensation Committee met to review the results of the Company’s financial performance against the target performance metric. Consistent with the incentive cash award program, the Company’s final Adjusted EBITDA target, as adjusted for the impact of acquisitions during the year, was $295,660,000. Actual Adjusted EBITDA was $285,438,000, or approximately 96.5% of target.

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The following table shows each NEO’s 2021 target incentive equity award, earned incentive equity award and the fair values of the awards at the grant date and award date:

Name	Target Performance- Based Restricted Stock (#)	Performance- Based Restricted Stock Potential Payout Grant Date Fair Value ($)(1)	Earned Performance- Based Restricted Stock (#)	Earned Performance- Based Restricted Stock Payout Fair Value ($)(2)

Jeffrey W. Edwards	22,705	2,799,981	21,919	2,257,219

Michael T. Miller	7,825	964,979	7,554	777,711

Jay P. Elliott	8,433	1,039,958	8,141	838,360

W. Jeffrey Hire	1,216	149,957	1,174	120,899

Jason R. Niswonger	1,216	149,957	1,174	120,899

(1)	The grant date fair value was determined by multiplying the closing price of the Company’s common stock on February 22, 2021 ($123.32) by the number of target shares.

(2)

The earned fair value was determined by multiplying the closing price of the Company’s common stock on February 22, 2022 ($102.98) by the number of shares awarded. The restricted stock that is earned vests in equal installments over two years (subject to continued employment). The actual value on the vesting date will be based on the closing price of the Company’s common stock on that date.

Compensation Changes after December 31, 2021

2022 Base Salary Increases. The Compensation Committee made the following adjustments to the base salaries of our named executive officers, effective April 1, 2022, to more closely align the compensation of our executives with those of our peers and taking into account a reorganization of responsibilities within the NEO group:

Name	2021 Base Salary ($)	2022 Base Salary ($)	Increase ($)	Increase (%)

Jeffrey W. Edwards	750,000	800,000	50,000	6.7

Michael T. Miller	375,000	425,000	50,000	13.3

Jay P. Elliott	440,000	462,000	22,000	5.0

W. Jeffrey Hire	375,000	400,000	25,000	6.7

Jason R. Niswonger	355,000	395,000	40,000	11.3

2022 Performance-Based Cash Compensation. The Compensation Committee continued our performance-based incentive cash program for 2022 on substantially the same terms as the program approved by our stockholders in 2021. Target awards for 2022 were increased according to market pay practices and to reward our NEOs for the financial and operational success of the Company.

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Name	2021 Target Cash Bonus ($)	2022 Target Cash Bonus ($)	Increase / Decrease ($)	2022 Target Cash Bonus as Percentage of Total Target Compensation (%)

Jeffrey W. Edwards	910,000	1,000,000	90,000	20.8

Michael T. Miller	355,000	380,000	25,000	21.5

Jay P. Elliott (1)	445,000	280,000	(165,000)	16.1

W. Jeffrey Hire	130,000	150,000	20,000	20.0

Jason R. Niswonger (2)	130,000	175,000	45,000	20.6

(1)

The Compensation Committee decreased Mr. Elliott’s performance-based cash and equity targets due to a reorganization of responsibilities within the NEO group, with Mr. Elliott’s responsibilities now primarily based on field operations rather than a mix of field and administrative duties.

(2)

Commencing March 1, 2022, Mr. Niswonger was named our Chief Administrative and Sustainability Officer. Mr. Niswonger is responsible for leading and coordinating our ESG initiatives as well as overseeing our administrative departments.

2022 Performance-Based Equity Compensation. The Compensation Committee determined that each NEO is eligible to receive the target number of shares of restricted stock set forth in the table below, based on the achievement of performance goals. The performance metric and terms of the equity awards are the same as those used for incentive cash awards. If any restricted stock is earned, it will vest in two equal installments on April 20, 2024 and April 20, 2025, generally subject to the NEO’s continued employment on each vesting date. The restricted stock vests in full in the event of an NEO’s death. The Compensation Committee has discretion to adjust any award, even if fully earned.

Name	2021 Target Restricted Stock Target (#)	2021 Target Restricted Stock Fair Market Value on Grant Date ($)	2022 Target Restricted Stock Target (#)	2022 Target Restricted Stock Fair Market Value on Grant Date ($)(1)	2022 Target Restricted Stock Grant Date Fair Value as a Percentage of Total Target Compensation (%)

Jeffrey W. Edwards	22,705	2,799,981	29,131	2,999,910	62.5

Michael T. Miller	7,825	964,979	9,370	964,923	54.5

Jay P. Elliott (2)	8,433	1,039,958	9,710	999,936	57.4

W. Jeffrey Hire	1,216	149,957	1,942	199,987	26.7

Jason R. Niswonger (3)	1,216	149,957	2,718	279,900	32.9

(1)	The grant date fair value was determined by multiplying the closing price of the Company’s common stock on February 22, 2022 ($102.98) by the restricted stock target shares.

(2)

The Compensation Committee decreased Mr. Elliott’s performance-based cash and equity targets due to a reorganization of responsibilities within the NEO group, with Mr. Elliott’s responsibilities now primarily based on field operations rather than a mix of field and administrative duties.

(3)

Commencing March 1, 2022, Mr. Niswonger was named our Chief Administrative and Sustainability Officer. Mr. Niswonger is responsible for leading and coordinating our ESG initiatives as well as overseeing our administrative departments.

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Section 5 – Other Compensation and Policies

Executive Benefits and Perquisites

The Company offers no perquisites to our NEOs that are not generally available to salaried employees, other than auto leases or allowances (including insurance) and cell phones. Such perquisites do not play a significant role in our executive compensation program. The perquisites and other benefits provided to our named executive officers are set forth in the “All Other Compensation” column of the Summary Compensation Table below. From time to time, our NEOs may travel by chartered aircraft services to facilitate travel that is directly related to the performance of their duties.

Post-Termination Compensation

We do not have severance or change-in-control arrangements with our named executive officers, except for Mr. Edwards. If a NEO’s employment is terminated due to retirement or disability, the Compensation Committee may, in the exercise of its discretion, determine to accelerate vesting of restricted stock awards and to waive any limitations placed on performance-based cash awards. If an NEO’s employment is terminated due to the executive’s death, all earned but unvested restricted stock awards automatically vest in full.

The Company has entered into an employment agreement with Mr. Edwards, the terms of which are more fully described below in “Employment Agreement with Jeffrey W. Edwards.” Under the terms of his employment agreement, Mr. Edwards is entitled to certain severance benefits in the event his employment is terminated by the Company without “Cause” or by Mr. Edwards for “Good Reason,” as defined in the employment agreement. These benefits include salary continuation, a lump sum cash payment and payment of earned but unpaid or unissued performance-based incentive awards. Details of the arrangement with Mr. Edwards are described in more detail in “Potential Payments Upon Termination or Change in Control” below. We have entered into non-compete agreements with each of our named executive officers.

Retirement / Post-Employment Benefits

The Company does not provide retirement programs or similar benefits to its NEOs other than our 401(k) program, which is generally available to all of our qualifying employees, and our non-qualified deferred compensation plan, which allows our executive officers and other highly compensated employees to defer a portion of their eligible compensation above 401(k) plan limits.

Equity Grant Practices

The Compensation Committee’s practice has been to grant equity awards to our NEOs during the first quarter of each year. We do not engage in the practice of timing grants with the release of non-public information. In 2021, we did not grant any stock options or other stock-based compensation other than restricted stock described herein.

Tax Gross Ups and Other Considerations

We do not provide tax gross-ups for perquisites provided to our NEOs or for excise tax applied pursuant to Section 280G of the Code, and none of our NEOs received a tax gross-up for any benefits in 2021.

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits the deductibility of compensation paid to a public company’s “covered employees” (as defined by Section 162(m), generally, our current and former NEOs) to $1 million per covered employee during any fiscal year. The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards executives essential to our success. The Compensation Committee believes that compensation for our executive officers should be managed in accordance with the objectives outlined in our compensation philosophy and in the best overall interests of our stockholders, and generally will continue to emphasize performance-based compensation. The Compensation Committee considers deductibility to be only one factor in determining executive compensation, and will maintain the flexibility to award compensation that it determines to be consistent with our objectives, even if the awards are not fully tax deductible. The Compensation Committee maintains the discretion to authorize compensation in excess of $1 million to NEOs that will not be deductible under Section 162(m) when it believes doing so is in the best interests of the Company and our stockholders and expects to continue that practice in the future.

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Stock Ownership Guidelines

The Compensation Committee has established a Stock Ownership Policy for Executive Officers for the purpose of requiring executives to hold our common stock in a multiple of base salary to strengthen their alignment with the interests of our stockholders and to promote achievement of long-term business objectives:

Position	Stock Ownership Level

Chief Executive Officer	5 times base salary

Chief Financial Officer	3 times base salary

Chief Operating Officer	3 times base salary

Chief Accounting Officer and Treasurer	1 times base salary

President, External Affairs	1 times base salary

Chief Administrative and Sustainability Officer	1 times base salary

The following shares qualify for purposes of the ownership requirement: shares owned by the executive or held jointly with a spouse; shares held in a trust established for the benefit of the executive or his or her family; and shares of unvested restricted stock, excluding performance-based shares for which the performance metric has not been met. If an executive chooses to meet the ownership requirement using unvested shares of common stock issued under the Company’s incentive plan, the stock is valued for purposes of meeting the requirement at the greater of the closing price on the grant date or closing price on the date on which ownership is measured (the last trading day of the year of measurement), unless the Compensation Committee determines that the closing price on the measurement date is not representative. Once an executive has satisfied the ownership requirement, a decrease in share price absent a sale of shares by the executive will not result in noncompliance with the policy. An executive has five years from the date of his or her first being named as an executive officer, or if later, the date of an increase in the number of shares required to be held (e.g., due to an increase in salary), to meet this requirement. If an executive officer does not meet the ownership requirement at a measurement date, the executive is prohibited from selling any of our common stock, and fifty percent (50%) of his or her annual incentive bonus will be paid in the form of common stock in lieu of cash. All of our executive officers currently own shares in excess of the requirements.

Clawback Policy

The Board of Directors has adopted an incentive compensation and other compensation recoupment policy, or “clawback” policy, the purpose of which is to deter our executives from taking actions that could potentially harm the Company and our stockholders. The clawback policy applies to all incentive cash and equity compensation awards (and all other compensation) granted on or after the effective date of the policy to any current or former executive officer. Under the policy, if we are required to restate our financial statements due to material noncompliance with financial reporting requirements under the securities laws where the restatement was caused, or substantially caused, by the intentional misconduct of the executive officer, then the amount, if any, of the incentive-based cash and equity compensation paid during the three-year period preceding the restatement in excess of what would have been paid under the restatement is subject to recoupment.

In addition, if the Compensation Committee reasonably determines that an executive officer has engaged in grossly negligent or intentional misconduct that was a significant contributing factor to an accounting restatement, any significant increase in the value of such executive’s incentive compensation or any substantial financial or reputational harm to the Company, the Compensation Committee may (i) recover any incentive-based compensation awards or other compensation of any kind paid prior to the date of determination, (ii) cancel any compensation of any kind not paid or otherwise settled prior to the date of the determination, and (iii) withhold or eliminate any compensation of any kind that could be paid or awarded after the date of determination. The Compensation Committee may also dismiss the executive officer, authorize legal action against him or her for breach of fiduciary duty or other violation of law, and/or take such other action as the Compensation Committee may deem appropriate.

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EXECUTIVE COMPENSATION

Executive Compensation Tables

Summary Compensation Table

The following table contains information regarding the compensation paid to or earned by each of our named executive officers during the three most recently completed fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Jeffrey W. Edwards	2021	741,692	–	2,703,051	878,514	28,020	4,351,277

President, Chief Executive Officer and Chairman	2020	720,539	–	2,502,713	862,650	11,473	4,097,375
	2019	674,231	–	1,999,972	721,393	29,656	3,425,252

Michael T. Miller	2021	370,500	–	931,559	342,717	22,693	1,667,470

Executive Vice President and Chief Financial Officer	2020	353,731	–	875,969	335,475	22,486	1,587,661
	2019	337,500	–	699,997	280,542	25,892	1,343,911

Jay P. Elliott	2021	435,385	–	1,003,948	429,603	15,961	1,884,897

Chief Operating Officer	2020	423,846	–	938,488	419,344	17,062	1,798,740
	2019	395,673	–	749,984	350,677	19,216	1,515,550

W. Jeffrey Hire	2021	367,154	–	144,778	125,502	31,172	668,605

President, External Affairs	2020	335,038	–	140,804	119,813	30,389	626,044
	2019	307,115	–	114,992	100,193	17,650	539,951

Jason R. Niswonger	2021	346,692	–	144,778	125,502	15,330	632,302

Chief Administrative and Sustainability Officer	2020	313,423	–	134,622	119,813	16,442	584,300
	2019	287,115	50,000	109,971	100,193	20,420	567,700

(1)	This amount represents a discretionary bonus paid to Mr. Niswonger for his performance in 2019 related to our offering of 5.75% Senior Notes and our new asset based lending facility.

(2)

Amounts in this column for 2021 represent the aggregate grant date fair value of performance-based restricted stock awards granted February 22, 2021 based on 2020 performance, computed in accordance with FASB ASC Topic 718. The grant date fair value was determined by multiplying the number of shares of common stock by the closing price of $123.32 on the grant date. See “2021 Performance-Based Incentive Equity Awards” above, “Grants of Plan-Based Awards for 2021” and “Potential Payments Upon Termination or Change in Control” below for more information concerning the performance-based restricted stock awarded in 2021.

(3)

Amounts in this column represent the performance-based annual cash incentives earned in the applicable fiscal year. The amounts reported for 2019 and 2020 were not actually paid to Messrs. Edwards, Miller and Elliott, who agreed in advance to waive their performance-based cash awards in those years to assist funding awards made by the Foundation.

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(4)	The following table describes each component of the “All Other Compensation” column for 2021:

Name	Company Car ($)	Company Paid Car Insurance ($)	Company Paid Parking ($)	401(K) Match ($)	Company Paid Mobile Phone ($)	All Other Compensation ($)

Jeffrey W. Edwards	20,266	1,644	–	1,477	4,632	28,020
Michael T. Miller	15,451	2,466	–	4,125	651	22,693

Jay P. Elliott	6,316	2,466	1,920	3,810	1,450	15,961
W. Jeffrey Hire	21,103	2,466	1,920	4,875	808	31,172

Jason R. Niswonger	8,559	2,466	1,920	1,733	651	15,330

Grants of Plan-Based Awards for 2021

The following table contains information regarding grants of plan-based incentive awards granted to each of our NEOs for 2021 under our 2014 Omnibus Incentive Plan:

		Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey W. Edwards	–	728,000	910,000	–
Performance-Based	2/22/2021				18,164	22,705	–	2,703,051
Michael T. Miller	–	284,000	355,000	–
Performance-Based	2/22/2021				6,260	7,825	–	931,559
Jay P. Elliott	–	356,000	445,000	–
Performance-Based	2/22/2021				6,746	8,433	–	1,003,948
W. Jeffrey Hire	–	104,000	130,000	–
Performance-Based	2/22/2021				973	1,216	–	144,778
Jason R. Niswonger	–	104,000	130,000	–
Performance-Based	2/22/2021				973	1,216	–	144,778

(1)

The amounts shown reflect the threshold and target amounts that each NEO was eligible to receive for 2021 based on achievement of the Adjusted EBITDA performance target established by the Compensation Committee. No maximum award was established. Actual payouts are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. The material terms of the 2021 non-equity incentive awards are described above under “2021 Performance-Based Incentive Cash Award.” A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure may be found under the heading “Additional Information – Use of Non-GAAP Financial Measures.”

(2)

The amounts shown reflect the threshold and target amounts that each NEO was eligible to receive for 2021 based on achievement of the Adjusted EBITDA performance target established by the Compensation Committee. No maximum award was established. Actual payouts are reported in footnote 2 to the Summary Compensation Table. The material terms of the 2021 equity incentive awards are described above under “2021 Performance-Based Incentive Equity Awards.” A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure may be found under the heading “Additional Information – Use of Non-GAAP Financial Measures.”

(3)	The grant date fair value was determined by multiplying the closing price of the Company’s common stock on February 22, 2021 ($123.32) by the number of shares awarded.

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Outstanding Equity Awards Table

The following table contains information regarding outstanding equity awards held by each of our NEOs as of December 31, 2021:

			Stock Awards

Name		Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock that Have Not Vested (#)(1)

Jeffrey W. Edwards	(2)	2/26/2019	21,947	3,066,435
	(3)	2/19/2020	32,385	4,524,832
	(4)	2/22/2021			21,919	3,062,533
Michael T. Miller	(2)	2/26/2019	7,682	1,073,329
	(3)	2/19/2020	11,335	1,583,726
	(4)	2/22/2021			7,554	1,055,445
Jay P. Elliott	(2)	2/26/2019	8,230	1,149,896
	(3)	2/19/2020	12,144	1,696,760
	(4)	2/22/2021			8,141	1,137,461
W. Jeffrey Hire	(2)	2/26/2019	1,261	176,187
	(3)	2/19/2020	1,822	254,570
	(5)	11/03/2020	10,596	1,480,4783
	(4)	2/22/2021			1,174	164,031
Jason R. Niswonger	(2)	2/26/2019	1,206	168,502
	(3)	2/19/2020	1,742	243,392
	(6)	4/16/2020	13,694	1,913,326
	(4)	2/22/2021			1,174	164,031

(1)	The market value of unvested stock was determined by multiplying the closing price of the Company’s common stock on December 31, 2021 ($139.72) by the number of shares.

(2)	Although the performance criteria was satisfied for the 2019 performance period, the shares remain subject to a vesting schedule. The shares vest April 20, 2022.

(3)

Although the performance criteria was satisfied for the 2020 performance period, the shares remain subject to a vesting schedule. The shares vest in two equal installments (rounded to the nearest whole share) on April 20, 2022 and April 20, 2023.

(4)

Although the performance criteria was satisfied for the 2021 performance period, the shares remain subject to a vesting schedule. The shares vest in two equal installments (rounded to the nearest whole share) on April 20, 2023 and 2024.

(5)	Shares awarded November 3, 2020, which vest April 20, 2023.

(6)	Shares awarded April 16, 2020, which vest April 20, 2023.

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Stock Vested as of December 31, 2021

The following table contains information on equity awards held by our NEOs that vested in 2021:

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Jeffrey W. Edwards	34,031	4,361,073

Michael T. Miller	12,208	1,564,455

Jay P. Elliott	12,890	1,651,854

W. Jeffrey Hire	2,297	294,361

Jason R. Niswonger	1,806	231,439

(1)	The value realized on vesting was determined by multiplying the closing price of our common stock on the vesting date of April 20, 2021 ($128.15) by the number of shares vested.

Pension Benefits

We do not provide any qualified or non-qualified defined pension benefit plans for our NEOs. The Compensation Committee may elect to adopt such plans in the future if it determines that doing so best serves the interests of the Company and our stockholders.

Non-Qualified Deferred Compensation

Effective January 1, 2020, we adopted an unfunded non-qualified deferred compensation plan to allow our executive officers and other highly compensated employees to defer a portion of their eligible compensation above the limits in our 401(k) plan. The Company adopted a “rabbi trust” to fund benefits under the plan, which is an irrevocable trust, but is subject to the claims of the Company’s creditors. Under the terms of the plan, eligible individuals, including our named executive officers, may annually elect to defer a portion of eligible compensation, primarily base salary, commission and annual cash bonuses. Deferral elections are irrevocable once made and remain in effect for the calendar year of the election. The Company may elect to provide a discretionary matching contribution or a discretionary non-elective contribution in any year. Participants are immediately vested in contributions and earnings from contributions. Company matches and non-elective contributions and associated earnings vest after three years of service (except in the event of a change in control or when the participant reaches age 65, in which case both Company matches and non-elective contributions vest immediately). Participants may elect among a number of distribution options, including (i) either lump sum or payments over two to ten years upon separation from service; and (ii) lump sum or payments over two to ten years of all or a portion of the amount deferred in a given year, after at least three years following the year of deferral.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Jeffrey W. Edwards	–	–	–	–	–

Michael T. Miller	–	–	–	–	–

Jay P. Elliott	–	–	–	–	–

W. Jeffrey Hire	–	–	–	–	–

Jason R. Niswonger	39,717	–	4,407	–	53,987

(1)	Mr. Niswonger’s contribution of $39,717 is included in the “Base Salary” column of the Summary Compensation Table.

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Employment Agreements, Severance and Change in Control Benefits

Employment Agreement with Jeffrey W. Edwards

On November 1, 2013, we entered into an employment agreement with Mr. Edwards pursuant to which he agreed to continue to serve as our Chief Executive Officer and President for an initial employment term through November 1, 2016, with automatic one-year renewals, unless either party provides at least 90 days’ prior notice of non-renewal. The agreement provides Mr. Edwards with a minimum annual base salary of $600,000, subject to adjustment by the Compensation Committee, and an opportunity to participate in our annual incentive programs, as well as our employee benefit plans and programs in effect from time to time.

The agreement has been amended and restated, most recently on April 15, 2021 to extend Mr. Edwards’ employment term to April 15, 2024, to provide that Mr. Edwards must give 180 days’ prior written notice of a voluntary termination of employment without “Good Reason” (as defined in the employment agreement), to provide for a reduction in severance payments that would exceed tax laws governing parachute payments and to modify certain of Mr. Edwards’ severance payments.

Mr. Edwards is required to devote the amount of his business time necessary to conduct Company business and affairs, and to use his best efforts to perform faithfully his duties and responsibilities as our Chief Executive Officer and President. However, to the extent such activities do not create a conflict of interest or substantially interfere with the performance of Mr. Edwards’ duties and responsibilities to the Company, he may (i) manage his personal and family financial and legal affairs, (ii) participate in charitable, civic, educational, professional, community and industry affairs (including serving on boards or committees of such entities), (iii) serve on the boards of the Salvation Army and the Columbus Museum of Art and (iv) continue to engage in non-competitive operational activities for a real estate development business in which he participated prior to entering into his employment agreement.

Mr. Edwards is entitled to receive certain severance benefits in the event of termination of his employment by us without “Cause” or if Mr. Edwards terminates his employment for “Good Reason,” in each case as defined in the employment agreement. See “Potential Payments Upon Termination or Change in Control” below for a summary of these severance benefits. In the event of Mr. Edwards’ termination for any reason, we are required to pay him for his accrued and unpaid vacation as of the date of termination.

While employed and for two years after termination of his employment, Mr. Edwards is subject to non-competition, customer and employee non-solicitation and confidentiality restrictions that last during his employment and thereafter.

Potential Payments Upon Termination or Change in Control

Other than Mr. Edwards, none of our other named executive officers are entitled to benefits (other than vested benefits and awards) upon a resignation, termination or a change in control, except that if an NEO’s employment is terminated due to retirement or disability, the Compensation Committee may, in the exercise of its discretion, determine to accelerate vesting of restricted stock awards and to waive any limitations placed on performance-based cash awards. If an NEO’s employment is terminated due to the executive’s death, all earned but unvested restricted stock awards automatically vest in full. Our 2014 Omnibus Incentive Plan does not provide for automatic acceleration of vesting of any incentive-based awards in the event of a change in control.

Payments upon Termination of Mr. Edwards without Cause or Resignation for Good Reason

If we terminate Mr. Edwards without Cause or Mr. Edwards terminates his employment for Good Reason, then subject to his compliance with certain restrictive covenants and upon his signing a release of claims, we are required to pay Mr. Edwards (i) base salary continuation payments for 18 months; (ii) any earned but unpaid or unissued annual incentive cash bonus or restricted stock award with respect to the performance year prior to the year of termination; and (iii) a lump sum cash payment equal to 1.5 times the dollar value of the total target performance-based cash award (“Target Award”) established by the Compensation Committee for the year of termination. If termination occurs within two years following a change in control (other than as a result of a sale of all of Mr. Edwards’ equity interests in the Company), then Mr. Edwards is entitled to receive the severance benefits described in the foregoing sentence, except that base salary continuation payments will be made for 24 months and the lump sum cash payment is 2.0 times the Target Award.

64 | IBP 2022 Proxy Statement	Executive Compensation

“Cause” generally means: (i) conviction of or a plea of guilty to a felony; (ii) willful commission of an act of fraud, dishonesty or other willful misconduct in the course of Mr. Edwards’ duties having a significant adverse effect on the Company; (iii) willful failure to perform prescribed duties after the Company has delivered a written demand for performance; or (iv) any material breach by Mr. Edwards of the employment agreement that remains uncured for 30 days.

“Good Reason” generally means any of the following events with respect to Mr. Edwards occurring without his consent: (i) a material diminution in base salary; (ii) a material diminution in duties, authorities or responsibilities; (iii) a relocation of a primary work location by more than 50 miles; or (iv) any material breach by the Company of the employment agreement.

The following table shows the value of the termination payments Mr. Edwards would receive if (i) we terminated him without Cause or he terminated his employment for Good Reason, and (ii) we terminated him without Cause or he terminated his employment for Good Reason following a change in control, in each case on December 31, 2021, excluding distributions under our 401(k) plan and any additional benefits generally available to our salaried employees:

Name	Termination Without Cause or for Good Reason ($)	Termination Without Cause or for Good Reason in Connection with Change in Control ($)
Jeffrey W. Edwards
Base Salary Continuation	1,125,000	1,500,000
Target Cash Incentive	1,365,000	1,820,000
Total	2,490,000	3,320,000

Payments to NEOs upon Death, Retirement or Disability

The following table summarizes the value of unvested restricted stock that would vest in the event of an NEO’s death, assuming such death occurred on December 31, 2021. The value was determined by multiplying the closing price of our common stock on December 31, 2021 ($139.72) by the number of shares that would have vested on such date.

Name	Unvested Restricted Stock ($)
Jeffrey W. Edwards	10,653,790
Michael T. Miller	3,712,500
Jay P. Elliott	3,984,116
W. Jeffrey Hire	2,075,261
Jason R. Niswonger	2,489,252

If an NEO’s employment is terminated due to death, retirement or disability, the Compensation Committee may also, in the exercise of its discretion, determine to waive any limitations placed on performance-based incentive cash awards.

Chief Executive Officer Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our chief executive officer to the annual total compensation of our median employee.

For 2021:

•	the annual total compensation of our median employee was $53,221.97 (annualized);
•	the annual total compensation of our CEO was $4,348,277; and

Executive Compensation	IBP 2022 Proxy Statement | 65

•	the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 82 to 1.

The methodology and the material assumptions, adjustments, and estimates that we used for this calculation were as follows:

We determined that, as of our testing date of December 31, 2021, our employee population consisted of approximately 8,986 employees, including our CEO. After taking into consideration the adjustments permitted by SEC rules (by excluding 68 employees, 66 of whom were hired after the final pay period in December 2021 and two of whom were paid from multiple subsidiaries), our measurable employee population was approximately 8,917 individuals. All of our employees are located in the United States.

With respect to the annual total compensation used to determine our “median employee,” we used a consistently applied compensation measure, which we applied separately for salaried and hourly employees. For salaried employees, we used base salary rate. For hourly employees, we estimated annual wages based on hourly wage rate and normal weekly schedule. For piece rate employees, we used earned production wages. For salespersons, wages included commissions. We annualized the compensation of employees who were employed on our December 31, 2021 testing date, but who worked less than a full year.

Once we identified our median employee, we combined all of the elements of the employee’s compensation for 2021 in accordance with SEC rules, resulting in annual total compensation of $53,477.95 For the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table.

Because the SEC rules for identifying the median employee and calculating the ratio allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their varied compensation practices, the pay ratio reported by other companies may not be comparable to our reported ratio, as other companies have differing compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their ratios.

66 | IBP 2022 Proxy Statement	Executive Compensation

STOCK OWNERSHIP INFORMATION

Stock Ownership Table

The following table shows the beneficial ownership of our common stock as of March 31, 2022 held by:

•	each person whom we know to beneficially own more than 5% of our outstanding common stock;
•	each director;
•	each named executive officer; and
•	all directors and executive officers as a group.

Unless otherwise indicated, the address of each executive officer and director is c/o Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215.

The number of shares of common stock “beneficially owned” is determined under certain SEC rules and is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes shares as to which the stockholder has sole or shared voting power or investment power and shares as to which the stockholder has the right to acquire beneficial ownership within 60 days after March 31, 2022, including shares that could be purchased by the exercise of options or warrants. Unless otherwise indicated, to our knowledge all persons named in the table have sole voting and investment power with respect to their shares of our common stock. Each stockholder’s percentage ownership is based on 29,275,592 shares of common stock outstanding as of March 31, 2022.

	Shares of Common Stock Beneficially Owned

Name of Beneficial Owner	Number	Percent

5% Stockholders:

BlackRock, Inc.(1)	3,839,794	13.1

PJAM IBP Holdings, Inc.(2)	2,797,819	9.6

The Vanguard Group, Inc.(3)	2,506,514	8.6

Findlay Park Partners LLP (4)	1,861,126	6.4

Installed Building Systems, Inc.(2)	1,641,194	5.6

Baron Capital Group, Inc.(5)	1,612,601	5.5

Directors and Named Executive Officers:

Margot L. Carter(6)	8,539	*

Jeffrey W. Edwards(2)(7)	4,938,208	16.9

Jay P. Elliott(8)	31,534	*

W. Jeffrey Hire(9)	45,937	*

Lawrence A. Hilsheimer(6)	24,549	*

Janet E. Jackson(6)	8,188	*

David R. Meuse(6)	2,373	*

Michael T. Miller(10)	115,867	*

Jason R. Niswonger(11)	20,886	*

Michael H. Thomas(6)	10,093	*

Vikas Verma(12)	20,582	*

Directors and Executive Officers as a Group (12 persons)	5,233,231	17.9

*	Less than 1%

Stock Ownership Information	IBP 2022 Proxy Statement | 67

(1)

Information reported is based on a Schedule 13G/A, as filed with the SEC on January 27, 2022, reporting beneficial ownership as of December 31, 2021, in which BlackRock, Inc. reported sole voting power over 3,797,466 shares of our common stock and sole dispositive power over 3,839,794 shares of our common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

Information reported is based on a Schedule 13G/A as filed with the SEC on January 28, 2022, reporting beneficial ownership as of December 31, 2021, as updated by the Form 4s as filed with the SEC on January 5, 2022, January 7, 2022 and February 24, 2022, in which PJAM IBP Holdings, Inc. (“PJAM”) and IBP Holding Company, the sole shareholder of PJAM, reported shared voting and dispositive power over 2,797,819 shares of our common stock, Installed Building Systems, Inc. (“IBS”) reported shared voting and dispositive power over 1,641,194 shares of our common stock and Jeffrey W. Edwards reported (i) sole voting and dispositive power over 152,379 shares of our common stock, (ii) shared voting and dispositive power over 4,439,013 shares of our common stock directly held by PJAM and IBS, and (iii) shared voting and dispositive power over 346,816 shares of our common stock held by Judson S. Millhon, Jr. as Trustee. Mr. Edwards disclaims any beneficial ownership of shares in which he does not have a pecuniary interest. The address for PJAM, IBP Holding Company, IBS and Jeffrey W. Edwards is 495 South High Street, Suite 150, Columbus, OH 43215.

(3)

Information reported is based on a Schedule 13G/A as filed with the SEC on February 10, 2022, reporting beneficial ownership as of December 31, 2021, in which The Vanguard Group reported shared voting power over 44,758 shares of our common stock, sole dispositive power over 2,440,881 shares of our common stock and shared dispositive power over 65,633 shares of our common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Information reported is based on a Schedule 13G/A as filed with the SEC on January 26, 2022, reporting beneficial ownership as of December 31, 2021, in which Findlay Park Partners LLP and Findlay Park Funds PLC – Findlay Park American Fund reported shared voting and dispositive power over 1,861,126 shares of our common stock. Findlay Park Funds PLC – Findlay Park American Fund is a sub-fund of Findlay Park Funds PLC. The address for Findlay Park Partners LLP is Almack House, 4th Floor, 28 King Street, London, SW1Y 6QW, United Kingdom and the address for Findlay Park Funds PLC – Findlay Park American Fund is 30 Herbert Street, Dublin 2, D02 W329, Ireland.

(5)

Information reported is based on a Schedule 13G/A as filed with the SEC on February 14, 2022 by BAMCO, Inc., reporting beneficial ownership as of December 31, 2021, in which BAMCO, Inc. reported shared voting and dispositive power over 1,564,373 shares of our common stock, Baron Capital Group, Inc. and Ronald Baron reported shared voting and dispositive power over 1,612,601 shares of our common stock and Baron Capital Management, Inc. reported shared voting and dispositive power over 48,228 shares of our common stock. BAMCO, Inc. and Baron Capital Management, Inc. are subsidiaries of Baron Capital Group, Inc. and Ronald Baron owns a controlling interest in Baron Capital Group, Inc. The address for BAMCO, Inc., Baron Capital Group, Inc., Baron Capital Management, Inc. and Ronald Baron is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(6)	Includes 846 shares of restricted stock that vest on May 26, 2022.

(7)

Includes 21,947 shares of restricted stock that vest on April 20, 2022, 32,385 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2022 and 2023, and 21,919 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2023 and 2024, generally subject to Mr. Edwards’ continued employment on the applicable vesting date. These shares of restricted stock are included in the 152,379 shares reflected in note (2) with respect to which Mr. Edwards has sole voting and dispositive power.

(8)

Includes 8,230 shares of restricted stock that vest on April 20, 2022, 12,144 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2022 and 2023, and 8,141 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2023 and 2024, generally subject to Mr. Elliott’s continued employment on the applicable vesting date.

(9)

Includes 1,261 shares of restricted stock that vest on April 20, 2022, 1,822 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on April 20, 2022 and 2023, 10,596 shares of restricted stock that vest on April 20, 2023, 1,174 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2023 and 2024, generally subject to Mr. Hire’s continued employment on the applicable vesting date.

(10)

Includes 7,682 shares of restricted stock that vest on April 20, 2022, 11,335 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2022 and 2023, and 7,554 shares

68 | IBP 2022 Proxy Statement	Stock Ownership Information

of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2023 and 2024, generally subject to Mr. Miller’s continued employment on the applicable vesting date. Includes 80,728 shares of common stock held by a trust of which Mr. Miller is the sole trustee and sole beneficiary and exercises sole voting and investment power.

(11)

Includes 1,206 shares of restricted stock that vest on April 20, 2022, 1,742 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2022 and 2023, 13,694 shares of restricted stock that vests on April 20, 2023 and 1,174 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2023 and 2024, generally subject to Mr. Niswonger’s continued employment on the applicable vesting date.

(12)

Includes 380 shares of restricted stock that vest on April 20, 2022, 2,254 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2022 and 2023, and 1,255 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2022, 2023 and 2024.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information regarding the shares of our common stock issuable under our 2014 Omnibus Incentive Plan as of December 31, 2021. The plan authorizes the grant of stock options, stock appreciation rights, stock equivalent units, restricted stock, restricted stock units, bonus awards, performance shares, performance units and other stock-based awards. The aggregate number of shares of our common stock initially reserved for issuance under the plan was 3,000,000. As of December 31, 2021, there were 352,490 shares issuable pursuant to outstanding restricted stock awards granted under the plan, and 8,252 shares issuable pursuant to outstanding restricted stock units granted under the plan. No other equity-based awards have been issued.

Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (#)
Equity compensation plans approved by security holders:
2014 Omnibus Incentive Plan	1,845,208
Equity compensations not approved by stockholders	-
Total	1,845,208

Stock Ownership Information	IBP 2022 Proxy Statement | 69

CERTAIN RELATIONSHIPS AND

RELATED-PARTY TRANSACTIONS

Jeff Edwards, Peter Edwards Jr., Anne Edwards and Michael Edwards, and the investment entities through which they directly and indirectly beneficially own shares of our common stock, are referred to throughout this section as the Edwards Investors. Peter Edwards Jr., Anne Edwards and Michael Edwards are the siblings of Jeff Edwards.

Affiliate Sales

Our operating subsidiaries install building products in the ordinary course of their businesses to entities affiliated with certain of our directors and executive officers. These transactions are performed on terms comparable to those that could be obtained in an arm’s-length transaction with an unrelated third party. In 2021, these sales were to:

•	Edwards Investors affiliates: $763,704
•	Vikas Verma related entities: $687,897

Real Property Leases

Prior to May 2017, we leased our headquarters in Columbus, Ohio from an entity affiliated with the Edwards Investors. In May 2017, the property was sold to an unrelated third party and our headquarters building is now under a master lease between the new owner and The Edwards Companies, LLC, an entity affiliated with the Edwards Investors, to which we pay rent payments. Base rent payments for 2021 were $508,970.

We lease two branch locations in Columbus, Ohio from Peter H. Edwards, an immediate family member of the Edwards Investors. Base rent payments for 2021 were $204,884 and $111,049, respectively.

We lease four locations – two in Marietta, Georgia, one in Charlotte, North Carolina and one in Universal City, Texas — from entities in which Vikas Verma, one of our directors, has a 75% interest. Base rent payments for 2021 were $178,078, $67,530, $82,475 and $169,032, respectively.

In each case under the applicable lease, we are also obligated to pay our proportionate share of certain common area maintenance charges, taxes, insurance premiums and other costs of operation, depending on the terms of the lease.

Estimating Agreement

Alpha Insulation and Water Proofing Company and Alpha Insulation and Water Proofing, Inc., two of our subsidiaries, are parties to an Independent Contract Agreement for job estimating services with an entity in which Vikas Verma, one of our directors, has a 75% interest. In 2021, the annual fee under this agreement was $667,440, subject to adjustment if the number of estimating jobs exceeded a prescribed amount. Payments in 2021 under this contract totaled $667,440. The contract automatically renews from year to year unless either party provides notice of termination at least 180 days in advance of the expiration date.

Aircraft Lease

In 2019, we entered into an aircraft lease agreement with an affiliate of the Edwards Investors, pursuant to which we lease the use of an aircraft for business travel on a non-priority basis. The lease agreement automatically renews every 29 days unless terminated on ten days’ notice by either party and is updated for current rental rate charges each year. In 2021, lease payments, including operating expenses, totaled $208,335.

70 | IBP 2022 Proxy Statement	Certain Relationships and Related-Party Transactions

Policies and Procedures for Related-Party Transactions

Our Board of Directors has adopted a Related-Party Transaction Policy (“Policy”) for the review and approval or ratification of certain related-party transactions. The Policy is administered by the Audit Committee with the assistance of our General Counsel, Chief Financial Officer and Chief Accounting Officer.

The Policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which:

•	the Company or one of our subsidiaries is a participant;
•	the amount involved exceeds $120,000; and
•	a Related Party (as defined below) had, has or will have a direct or indirect material interest.

Any transaction meeting these criteria is a “Related-Party Transaction.”

Under the Policy, a “Related Party” is any person who: (i) is, or, at any time since the beginning of our last fiscal year, was, a director, executive officer or director nominee, or an immediate family member of any such person; or (ii) is known by us to be the beneficial owner of more than 5% of our common stock, or an immediate family member of such person.

Prior to entering into a potential Related-Party Transaction, the Related Party (or the director, executive officer, nominee or 5% beneficial owner whose immediate family member is the Related Party) or any member of management aware of the transaction must provide notice of the facts and circumstances of the proposed transaction to our General Counsel, Chief Financial Officer or Chief Accounting Officer, who will assess whether the proposed transaction is subject to the Policy. If it is determined that the proposed transaction is a Related-Party Transaction, it is submitted to the Audit Committee for consideration at its next meeting. If it is not practicable or desirable to wait until the next Audit Committee meeting, the transaction may be submitted to the Chair of the Audit Committee for consideration (with any action taken by the Chair reported to the Audit Committee at its next regular meeting).

When considering a proposed Related-Party Transaction, the Audit Committee reviews all of the relevant available facts and circumstances, including:

•	the benefits of the transaction to the Company;
•	any impact on a director’s independence;
•	the availability of other sellers or purchasers of comparable products or services;
•	the terms of the transaction;
•	whether the transaction is on terms comparable to those obtainable in an arm’s-length transaction with an unrelated party; and
•	the extent of the Related Party’s interest in the transaction.

The Audit Committee will approve a Related-Party Transaction if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and our stockholders. No member of the Audit Committee may participate in the consideration or approval of a transaction as to which he or she or any member of his or her immediate family is the Related Party.

If a director or a member of management becomes aware of a Related-Party Transaction that has not been approved by the Audit Committee, he or she must promptly notify our General Counsel, Chief Financial Officer or Chief Accounting Officer. If the transaction is pending or ongoing, it is submitted to the Audit Committee for review, and the Audit Committee will consider the relevant facts and circumstances and evaluate all options, including ratification, amendment or termination of the transaction. If the transaction is completed, the Audit Committee will determine if rescission of the transaction and/or disciplinary action is appropriate.

All of the transactions described in this section were approved by the Audit Committee in accordance with the Policy.

Certain Relationships and Related-Party Transactions	IBP 2022 Proxy Statement | 71

72 | IBP 2022 Proxy Statement	Certain Relationships and Related-Party Transactions

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Pursuant to SEC rules, if a stockholder wishes to present a proposal to be included in our proxy statement for our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), the proposal must be received in writing by our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215 no later than December 15, 2022. Any such proposal may be included in our 2023 proxy statement if it complies with SEC rules.

In order to nominate a candidate for director at our 2023 Annual Meeting or to bring any other business before the 2023 Annual Meeting not to be included in our proxy statement, stockholders must comply with our Bylaws, which provide that stockholders wishing to nominate a candidate for director or to bring any other business before the 2023 Annual Meeting must provide notice no earlier than the close of business on January 26, 2023, and no later than the close of business on February 27, 2023. If the 2023 Annual Meeting is more than 30 days before, or more than 70 days after, the anniversary of this Annual Meeting, then notice must be received no earlier than the close of business 120 days prior to the 2023 Annual Meeting and no later than the close of business 90 days prior to the 2023 Annual Meeting (or 10 days following the date on which we publicly disclose the date of the 2023 Annual Meeting). If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, proxies solicited by the Board for the 2023 Annual Meeting will confer discretionary authority to vote on such proposal if the matter is raised at the Annual Meeting. All stockholder nominations and proposals must set forth the information specified in our Bylaws and must be submitted in writing to our Corporate Secretary, Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215.

Under our Bylaws, if the number of directors to be elected at an annual meeting of stockholders is increased and we do not make a public announcement naming the nominees for the additional directorship(s) at least 100 days prior to the anniversary of the previous year’s annual meeting, a stockholder nomination with respect to the additional directorship(s) shall be considered timely if delivered to our Corporate Secretary no later than 10 days following the date when we publicly announce the increase in the number of directors.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.

A copy of our Bylaws may be obtained without charge from our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, or may be found on our website at www.installedbuildingproducts.com under the “Investors” section. A nomination or proposal that does not comply with our Bylaws and/or applicable SEC rules will be disregarded or excluded from our proxy materials in accordance with applicable SEC rules. Compliance with the above procedures does not necessarily require us to include the proposed nominee or proposal in our proxy materials. We reserve the right to omit from our proxy statements any proposals that we are not required to include under applicable SEC rules. Please carefully review our Bylaws and applicable SEC rules prior to submitting any nominations or proposals.

Stockholder Proposals for the 2023 Annual Meeting	IBP 2022 Proxy Statement | 73

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted a “householding” rule concerning the delivery of proxy materials. It permits us, with your permission, to send a single set of proxy materials to any household at which two or more registered stockholders reside if we believe they are members of the same family. We intend to deliver only one copy of our proxy materials to multiple registered stockholders sharing the same address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver upon written or oral request a separate copy of our proxy materials to a stockholder at a shared address. A stockholder who wishes to receive a separate copy of our proxy materials, or wishes to stop receiving separate copies of such materials, may make a request by writing to Computershare Investor Services, 462 South 4th Street, Suite 1600, Louisville, KY 40202 or by calling (781) 575-3100. Any stockholder sharing a single copy of our proxy materials who wishes to receive a separate mailing of these materials in the future should also notify us at the address and telephone number shown above.

A number of brokerage firms have also instituted householding. If you and members of your household have multiple accounts holding shares of our common stock, you may have received a householding notification from your broker, bank or other nominee. Please contact that organization if you have questions, require additional copies of our proxy materials or wish to revoke your decision to household.

Incorporation by Reference/Disclaimers

Neither the Compensation Committee Report nor the Audit Committee Report included in this Proxy Statement is “soliciting material,” and is not deemed filed with the SEC. Neither shall be deemed incorporated by reference into any prior or future filings made by us with the SEC irrespective of any general incorporation language, except to the extent that we specifically incorporate such information by reference. This Proxy Statement includes several website addresses, which are intended to provide textual references only. The information contained on or accessible through these websites is not part of this Proxy Statement.

This Proxy Statement contains forward-looking statements relating to our operations that are based on management’s current expectations, beliefs, estimates and projections. These statements are not guarantees and are subject to certain uncertainties and other factors, many of which are beyond the Company’s control, including local, state and federal laws and economic conditions that may impact our operations or ESG-related performance. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2021, including the sections captioned “Risk Factors” and “Information regarding Forward-Looking Statements and Risk Factors Summary” for a description of the risks and uncertainties related to the forward-looking statements included herein. Our actual performance, including the development or of any program or initiative may differ materially in the future. Forward-looking and other statements in this proxy statement regarding our ESG and sustainability plans and goals are not an indication that these statements are material to investors or required to be disclosed in our filings with the SEC. Historical, current, and forward-looking ESG and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Availability of SEC Filings, Code of Ethics and Committee Charters

Copies of our reports filed with the SEC on Forms 10-K, 10-Q and 8-K, including amendments, our Code of Business Conduct and Ethics, the charters of our Board committees and reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on our website at www.installedbuildingsproducts.com under the “Investors” section, or may be requested at no cost by telephone at (614) 221-3399, by email at InvestorRelations@installed.net or by mail at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, Attention: Investor Relations Dept. A copy of our Annual Report is available without charge to our stockholders of record as of the record date upon written request to: Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, Attention: Investor Relations Dept.

74 | IBP 2022 Proxy Statement	Additional Information

Use of Non-GAAP Financial Measures

This Proxy Statement contains the non-GAAP financial measure of Adjusted EBITDA, which is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The reasons for the use of this measure and a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure and other information relating to this measure are included below.

Adjusted EBITDA measures performance by adjusting EBITDA for certain income or expense items that are not considered part of our core operations. We believe that this measure assists both management and the Compensation Committee in analyzing and benchmarking the performance and value of our business and the performance of our executive team.

We believe the Adjusted EBITDA measure is useful to us as a measure of comparative operating performance from period to period as it measures changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing our general operating performance from period to period. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility. Although we use Adjusted EBITDA as a measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business.

($ in thousands)	2021	2020

Adjusted EBITDA:

Net income (GAAP)	$118,763	$97,239

Interest expense	32,842	30,291

Provision for income taxes	36,712	33,938

Depreciation and amortization	80,641	69,876

Miscellaneous non-operating income	–	(279)

EBITDA	268,958	231,065

Acquisition related expenses	2,792	2,765

Share based compensation expense	13,752	10,826

COVID-19 expenses(1)	437	914

Gain on sale of assets	(499)	–

Adjusted EBITDA	285,440	$245,570

Adjusted EBITDA margin	14.5%	14.9%

(1)	Addback of employee pay, employee medical expenses and legal fees directly attributable to COVID-19.

Additional Information	IBP 2022 Proxy Statement | 75

FREQUENTLY ASKED QUESTIONS

Several of the questions and answers below refer to “stockholders of record” or “beneficial owners.” If your shares were registered directly in your name on the books of our transfer agent on the record date, then you are a “stockholder of record.” If your shares were held in an account at a brokerage firm, bank or other nominee on the record date, then you are a “beneficial owner.”

Q:	Can I participate in the Annual Meeting in person?

A:

We are hosting the Annual Meeting virtually by a live webcast rather than an in-person meeting. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting. You may participate in the Annual Meeting in the following ways:

Stockholders of Record. You can listen to the Annual Meeting, submit questions and vote by going to www.meetnow.global/MYPCSXQ and clicking on “Join Meeting Now” and then clicking on “Control Number.”

Beneficial Owners. You may participate in the Annual Meeting in one of two ways:

•

If you wish to submit questions or vote during the Annual Meeting (rather than instructing your brokerage firm, bank or other nominee how to vote your shares), you must register in advance. See “How do I register to participate in the Annual Meeting?” below. When you receive your registration confirmation, you can listen to the Annual Meeting, submit questions and vote by going to www.meetnow.global/MYPCSXQ and clicking on “Join Meeting Now” and then clicking on “Control Number.”

•

If you wish to listen to the Annual Meeting, but do not wish to submit questions or vote during the Annual Meeting, you may go to www.meetnow.global/MYPCSXQ and click on “Join Meeting Now” and then “Guest.”

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection. We encourage you to access the meeting prior to the start time. For further assistance you may call 1-888-724-2416.

Q:	How do I register to participate in the Annual Meeting?

A:	Stockholders of Record. You do not need to register. Follow the instructions on your Notice or proxy card. See “Can I participate in the Annual Meeting in person?” above.

Beneficial Owners. If you wish to submit questions or vote during the Annual Meeting (rather than directing your brokerage firm, bank or other nominee how to vote your shares), you must register in advance. If you only want to listen to the Annual Meeting, then you do not need to register. See “Can I participate in the Annual Meeting in person?” above.

If you wish to register to participate in the Annual Meeting, you must provide our transfer agent, Computershare Trust Company, N.A. (“Computershare”) with your name, email address and a copy of a legal proxy from your brokerage firm, bank or other nominee reflecting your beneficial ownership. Registration requests must be in writing and mailed to Computershare Investor Services, Installed Building Products, Inc. – Legal Proxy, 462 South 4th Street, Suite 1600, Louisville, KY 40202. Alternatively, you may forward a copy of the email from your broker granting you a legal proxy or forward an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 16, 2022. You will receive an email from Computershare acknowledging your registration and providing you with a Control Number.

Q:	Who is entitled to vote at the Annual Meeting?

A:

Only holders of record of our common stock at the close of business on March 31, 2022, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each other matter to be voted on at the Annual Meeting.

76 | IBP 2022 Proxy Statement	Frequently Asked Questions

A list of our stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder during ordinary business hours at our principal executive offices at 495 S. High Street, Suite 50, Columbus, Ohio 43215 for a period of ten days prior to the Annual Meeting. During the Annual Meeting, the list will be posted at www.meetnow.global/MYPCSXQ.

Q:	How do I vote?

A.	Stockholders of Record. You may vote in any of the following ways:

Online. You may vote at www.envisionreports.com/IBP, 24 hours a day, seven days a week. Votes must be received no later than the closing of the polls at the Annual Meeting.

By Telephone. You may vote by calling 1-800-652-8683, 24 hours a day, seven days a week. You will need the Control Number included on your Notice or printed proxy card. Votes must be received no later than the closing of the polls at the Annual Meeting.

By Mail. If you received printed proxy materials, you may vote by completing, signing and dating each proxy card and returning it in the prepaid envelope to Computershare Investor Services, 462 South 4th Street, Suite 1600, Louisville, KY 40202. Sign your name exactly as it appears on the proxy card. Proxy cards must be received no later than the closing of the polls at the Annual Meeting.

At the Annual Meeting. Instructions on how to vote during the Annual Meeting are posted at www.meetnow.global/MYPCSXQ. Votes must be received no later than the closing of the polls at the Annual Meeting.

Voting online, by telephone or at the Annual Meeting authorizes the persons named as proxies to vote as you direct in the same manner as if you had completed, signed, dated and returned a printed proxy card. If you vote online or by telephone, or plan to vote during the Annual Meeting webcast, do not return your printed proxy card(s).

Beneficial Owners. If you are a beneficial owner, the organization holding your account is the stockholder of record for purposes of participating in and voting at the Annual Meeting; however, you have the right to direct that organization how to vote the shares in your account by following the instructions provided by the organization. Alternatively, you may vote your shares directly at the Annual Meeting by obtaining a legal proxy from your brokerage firm, bank or other nominee and registering in advance to participate in the Annual Meeting. See “How do I register to participate in the Annual Meeting?” above. When you receive your registration confirmation, you may vote in any of the ways in which a stockholder of record may vote described above (except by mail).

The availability of online and telephone voting will depend on the voting procedures established by your broker, bank or other nominee. If you do not provide voting instructions to the organization holding your account, the organization may nevertheless be able to vote your shares on some, but not all, of the proposals presented at the Annual Meeting. See “What happens if I do not vote my shares?” below.

Q:	What if I received more than one proxy card or Notice?

A:

If you received more than one proxy card or Notice, your shares are registered in more than one name or are registered in multiple accounts. To make certain all of your shares are voted, please complete, sign, date and return each proxy card, or if you vote online, by telephone or at the Annual Meeting, vote once for each Notice you received.

Frequently Asked Questions	IBP 2022 Proxy Statement | 77

Q:	Can I revoke my proxy or change my vote?

A:	Stockholders of Record. You may revoke your proxy or change your vote at any time before the closing of the polls at the Annual Meeting by:

•	signing and returning a new proxy card with a later date;
•	submitting a later-dated vote online or by telephone — only your latest vote will be counted;
•	participating in the Annual Meeting and voting during the meeting; or
•

delivering a written revocation to our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, which must be received no later than May 25, 2022.

If you participate in the Annual Meeting without voting during the meeting, it will not cause a previously submitted vote to be revoked unless you specifically request that your prior proxy be revoked.

Beneficial Owners. You should contact the broker, bank or other nominee holding your shares to obtain instructions for revoking or changing your vote. If you registered in advance to participate in the Annual Meeting, you may change your vote by submitting a later-dated vote online, by telephone or by voting during the meeting.

Q:	What if I do not vote?

A.

Stockholders of Record. If you do not vote by proxy card, online, telephone or during the Annual Meeting webcast, your shares will not be voted. If you submit a proxy but fail to provide voting instructions, your proxy will be voted in the manner recommended by the Board of Directors.

Beneficial Owners. If you do not provide your broker, bank or other nominee with voting instructions, the organization may nevertheless vote your shares on certain routine, or “discretionary,” matters. The ratification of the appointment of our independent registered public accounting firm is currently considered a discretionary matter. On this proposal, the organization holding your account may either vote your shares in the absence of your instructions or may choose not to vote your shares. The remaining proposals are not considered discretionary and cannot be voted without your instructions. When a broker, bank or other nominee is not able to vote shares for this reason, it is called a “broker non-vote.” In the case of a broker non-vote, your shares will not have any effect on the outcome of the proposal. If you registered in advance to participate in the Annual Meeting but do not vote your shares online, by telephone or during the Annual Meeting, your shares will not be voted.

Q:	How many shares must be present in order to conduct business at the Annual Meeting?

A:

In order to carry out the business of the Annual Meeting, a minimum number of shares, or quorum, must be present. A quorum is present if holders of at least a majority of the outstanding shares of our common stock entitled to vote are present or represented by proxy at the Annual Meeting. On the record date, we had 29,275,592 shares of common stock outstanding and entitled to vote, meaning that at least 14,637,797 shares must be present or represented by proxy to have a quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is present.

If you are a stockholder of record and you submit a proxy, your shares will be counted to determine the presence of a quorum, even if you abstain from voting or fail to provide voting instructions. If you are a beneficial owner and you do not provide your broker, bank or other nominee with voting instructions, your shares will be counted for purposes of determining the presence of a quorum if the institution submits a proxy, even if your shares are not voted. If you obtain a legal proxy from your broker, bank or other nominee and you fail to vote your shares, your shares will not be counted for purposes of determining a quorum.

78 | IBP 2022 Proxy Statement	Frequently Asked Questions

Q:	How many votes are required to approve each proposal?

A.	Proposal	Required Vote

	Proposal 1 – Election of Jeffrey W. Edwards, Lawrence A. Hilsheimer and Janet E. Jackson as directors to serve for three-year terms	Majority of the votes cast at the Annual Meeting

	Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote

	Proposal 3 –Approval, on an advisory basis, of the compensation of our named executive officers	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote

Q:	Where can I find the voting results?

A:

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they become available.

Q:	Who is conducting this proxy solicitation?

A:

Our Board of Directors is soliciting your vote for the proposals being submitted at the Annual Meeting. Solicitation is being made by mail or internet but could also be made by our directors, officers and select other employees telephonically, electronically or by other means of communication. The Company will bear the cost of soliciting proxies. Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but may be reimbursed for their out-of-pocket expenses. We are requesting brokers, banks and other nominees to forward our proxy materials to beneficial owners and will reimburse them for their reasonable out-of-pocket expenses.

Frequently Asked Questions	IBP 2022 Proxy Statement | 79

OTHER MATTERS

We are not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Shelley A. McBride

General Counsel and Secretary

April 14, 2022

80 | IBP 2022 Proxy Statement	Other Matters

Creating spaces in which people thrive is what we do. From improving homes, to lifting up communities, to creating a rewarding workplace, we take immense pride in laying the groundwork for a brighter future.

INSTALLED BUILDING PRODUCTS | 495 South High Street, Suite 50 | Columbus, OH 43215 | (614) 221-3399

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.envisionreports.com/IBP or scan the QR code – You will need the number in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/IBP

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Against	Abstain

01 - Jeffrey W. Edwards	☐	☐	☐

02 - Lawrence A. Hilsheimer	☐	☐	☐

03 - Janet E. Jackson	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.	☐	☐	☐

3. Approval, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X

                                 03KS0D

The 2022 Annual Meeting of Stockholders of Installed Building Products, Inc. will be held on Thursday, May 26, 2022 at 10:00 a.m. Eastern Time.

The Annual Meeting will be a virtual meeting hosted by a live webcast at www.meetnow.global/MYPCSXQ

To access the virtual meeting, vote your shares or submit questions during the virtual meeting,

you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/IBP

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/IBP

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Installed Building Products, Inc.

Notice of 2022 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors

Jeffrey W. Edwards and Michael T. Miller, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Installed Building Products, Inc. to be held on May 26, 2022 or at any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted:

• FOR the election of Jeffrey W. Edwards, Lawrence A. Hilsheimer and Janet E. Jackson as directors to serve for three-year terms;

• FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and

• FOR the approval, on an advisory basis, of the compensation of our named executive officers.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas.

2022 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Against	Abstain

01 - Jeffrey W. Edwards	☐	☐	☐

02 - Lawrence A. Hilsheimer	☐	☐	☐

03 - Janet E. Jackson	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.	☐	☐	☐

3. Approval, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

1 U P X

03KS1D

The 2022 Annual Meeting of Stockholders of Installed Building Products, Inc. will be held on Thursday, May 26, 2022 at 10:00 a.m. Eastern Time.

The Annual Meeting will be a virtual meeting hosted by a live webcast at www.meetnow.global/MYPCSXQ

To access the virtual meeting, please refer to the “Frequently Asked Questions” section of the proxy statement.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.edocumentview.com/IBP

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Installed Building Products, Inc.

Notice of 2022 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors

Jeffrey W. Edwards and Michael T. Miller, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Installed Building Products, Inc. to be held on May 26, 2022 or at any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted:

• FOR the election of Jeffrey W. Edwards, Lawrence A. Hilsheimer and Janet E. Jackson as directors to serve for three-year terms;

• FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and

• FOR the approval, on an advisory basis, of the compensation of our named executive officers.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)